Exhibit 10.1

LEASE

BETWEEN

THE IRVINE COMPANY LLC

AND

PATIENT SAFETY TECHNOLOGIES, INC

LEASE

THIS LEASE is made as of the    9th   day of        October              , 2013, by and between THE IRVINE COMPANY LLC, a Delaware limited liability company, hereafter called “Landlord,” and PATIENT SAFETY TECHNOLOGIES, INC, a Delaware corporation, hereafter called “Tenant.”

ARTICLE 1.  BASIC LEASE PROVISIONS

Each reference in this Lease to the “Basic Lease Provisions” shall mean and refer to the following collective terms, the application of which shall be governed by the provisions in the remaining Articles of this Lease.

1.             Tenant’s Trade Name:  N/A

2.             Premises:  Suite No. 150 (The Premises are more particularly described in Section 2.1).

Address of Building: 15440 Laguna Canyon Road, Irvine, CA 92618

     Project Description: Discovery Business Center (as shown on Exhibit Y to this Lease)

3.             Use of Premises:   General office

4.             Estimated Commencement Date:  December 1, 2013

5.        Lease Term:  38 months, plus such additional days as may be required to cause this Lease to expire on the final day of the calendar month.

6.             Basic Rent:

Months of Term or Period	Monthly Rate Per Rentable Square Foot	Monthly Basic Rent (rounded to the nearest dollar)
1 to 14	$1.77	$15,526.00
15 to 26	$1.84	$16,140.00
27 to 38	$1.93	$16,930.00

Notwithstanding the above schedule of Basic Rent to the contrary, as long as Tenant is not in Default (as defined in Section 14.1) under this Lease, Tenant shall be entitled to an abatement of 2 full calendar months of Basic Rent in the aggregate amount of $31,052.00 (i.e. $15,526.00 per month) (the “Abated Basic Rent”) for the initial two full calendar months of the Term (the “Abatement Period”). In the event Tenant Defaults at any time during the Term, all Abated Basic Rent shall immediately become due and payable.  The payment by Tenant of the Abated Basic Rent in the event of a Default shall not limit or affect any of Landlord's other rights, pursuant to this Lease or at law or in equity. Only Basic Rent shall be abated during the Abatement Period and all other additional rent and other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of this Lease.

7.       Expense Recovery Period:  Every twelve month period during the Term (or portion thereof during the first and last Lease years) ending June 30.

8.             Floor Area of Premises:  approximately 8,772 rentable square feet

     Floor Area of Building:  approximately 62,814 rentable square feet

9.             Security Deposit:  $34,763.00

10.      Broker(s): Irvine Realty Company ("Landlord's Broker") and Stream Realty Partners Orange     County, L.P. ("Tenant's Broker")

11.      Parking:  29 parking spaces plus the “Additional Parking” in accordance with the provisions set forth in Exhibit F to this Lease.

12.           Address for Payments and Notices:

LANDLORD	TENANT
Payment Address:

THE IRVINE COMPANY LLC
Department #6564
Los Angeles, CA  90084-6564

Notice Address:

THE IRVINE COMPANY LLC
550 Newport Center Drive
Newport Beach, CA 92660
Attn:  Senior Vice President, Property Operations
    Irvine Office Properties

with a copy of notices to:

The Irvine Company LLC
550 Newport Center Drive
Newport Beach, CA,  92660
Attn:   Senior Vice President, Property Operations
    Irvine Office Properties
PATIENT SAFETY TECHNOLOGIES, INC 15440 Laguna Canyon Road, 150 Irvine, CA 92618

LIST OF LEASE EXHIBITS (All exhibits, riders and addenda attached to this Lease are hereby incorporated into and made a part of this Lease):

Exhibit A	Description of Premises
Exhibit B	Operating Expenses
Exhibit C	Utilities and Services
Exhibit D	Tenant’s Insurance
Exhibit E	Rules and Regulations
Exhibit F	Parking
Exhibit G	Additional Provisions
Exhibit H	Hazardous Materials Disclosure Statement
Exhibit X	Work Letter
Exhibit Y	Project Description

ARTICLE 2.  PREMISES

2.1.   LEASED PREMISES.  Landlord leases to Tenant and Tenant leases from Landlord the Premises shown in Exhibit A (the “Premises”), containing approximately the floor area set forth in Item 8 of the Basic Lease Provisions (the “Floor Area”).  The Premises are located in the building identified in Item 2 of the Basic Lease Provisions (the “Building”), which is a portion of the project described in Item 2 (the “Project”). Landlord and Tenant stipulate and agree that the Floor Area of Premises set forth in Item 8 of the Basic Lease Provisions is correct.

2.2.   ACCEPTANCE OF PREMISES.  Tenant acknowledges that neither Landlord nor any representative of Landlord has made any representation or warranty with respect to the Premises, the Building or the Project or the suitability or fitness of either for any purpose, except as set forth in this Lease.  Tenant acknowledges that the flooring materials which may be installed within portions of the Premises located on the ground floor of the Building may be limited by the moisture content of the Building slab and underlying soils.  The taking of possession or use of the Premises by Tenant for any purpose other than construction shall conclusively establish that the Premises and the Building were in satisfactory condition and in conformity with the provisions of this Lease in all respects, except for those matters which Tenant shall have brought to Landlord’s attention on a written punch list.  The punch list shall be limited to any items required to be accomplished by Landlord under the Work Letter (if any) attached as Exhibit X, and shall be delivered to Landlord within 30 days after the Commencement Date (as defined herein).  If there is no Work Letter, or if no items are required of Landlord under the Work Letter, by taking possession of the Premises Tenant accepts the improvements in their existing condition, and waives any right or claim against Landlord arising out of the condition of the Premises.  Nothing contained in this Section 2.2 shall affect the commencement of the Term or the obligation of Tenant to pay rent.  Landlord shall diligently complete all punch list items of which it is notified as provided above.

ARTICLE 3.  TERM

3.1.   GENERAL.  The term of this Lease (“Term”) shall be for the period shown in Item 5 of the Basic Lease Provisions.  The Term shall commence (“Commencement Date”) on the earlier of (a) the date the Premises are deemed “ready for occupancy” (as hereinafter defined) and possession thereof is delivered to Tenant, or (b) the date Tenant commences its regular business activities within the Premises.  Promptly following request by Landlord, the parties shall memorialize on a form provided by Landlord (the "Commencement Memorandum") the actual Commencement Date and the expiration date (“Expiration Date") of this Lease; should Tenant fail to execute and return the Commencement Memorandum to Landlord within 5 business days (or provide specific written objections thereto within that period), then Landlord's determination of the Commencement and Expiration Dates as set forth in the Commencement Memorandum shall be conclusive.  The Premises shall be deemed “ready for occupancy” when Landlord, to the extent applicable, has substantially completed all the work required to be completed by Landlord pursuant to the Work Letter (if any) attached to this Lease but for minor punch list matters, and has obtained the requisite governmental approvals for Tenant’s occupancy in connection with such work.

3.2.   DELAY IN POSSESSION.  If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on or before the Estimated Commencement Date set forth in Item 4 of the Basic Lease Provisions, this Lease shall not be void or voidable nor shall Landlord be liable to Tenant for any resulting loss or damage.  However, Tenant shall not be liable for any rent until the Commencement Date occurs as provided in Section 3.1 above, except that if Landlord’s failure to substantially complete all work required of Landlord pursuant to Section 3.1(i) above is attributable to any action or inaction by Tenant (including without limitation any Tenant Delay described in the Work Letter, if any, attached to this Lease), then the Premises shall be deemed ready for occupancy, and Landlord shall be entitled to full performance by Tenant (including the payment of rent), as of the date Landlord would have been able to substantially complete such work and deliver the Premises to Tenant but for Tenant’s delay(s).

ARTICLE 4.  RENT AND OPERATING EXPENSES

4.1.   BASIC RENT.  From and after the Commencement Date, Tenant shall pay to Landlord without deduction or offset a Basic Rent for the Premises in the total amount shown (including subsequent adjustments, if any) in Item 6 of the Basic Lease Provisions (the “Basic Rent”).  If the Commencement Date is other than the first day of a calendar month, any rental adjustment shown in Item 6 shall be deemed to occur on the first day of the next calendar month following the specified monthly anniversary of the Commencement Date.  The Basic Rent shall be due and payable in advance commencing on the Commencement Date and continuing thereafter on the first day of each successive calendar month of the Term, as prorated for any partial month.  No demand, notice or invoice shall be required.  An installment in the amount of 1 full month’s Basic Rent at the initial rate specified in Item 6 of the Basic Lease Provisions shall be delivered to Landlord concurrently with Tenant’s execution of this Lease and shall be applied against the Basic Rent first due hereunder; the next installment of Basic Rent shall be due on the first day of the second calendar month of the Term, which installment shall, if applicable, be appropriately prorated to reflect the amount prepaid for that calendar month.

4.2.   OPERATING EXPENSES. Tenant shall pay Tenant’s Share of Operating Expenses in accordance with Exhibit B of this Lease.

4.3.   SECURITY DEPOSIT.  Concurrently with Tenant’s delivery of this Lease, Tenant shall deposit with Landlord the sum, if any, stated in Item 9 of the Basic Lease Provisions (the “Security Deposit”), to be held by Landlord as security for the full and faithful performance of Tenant’s obligations under this Lease, to pay any rental sums, including without limitation such additional rent as may be owing under any provision hereof, and to maintain the Premises as required by Sections 7.1 and 15.2 or any other provision of this Lease.  Upon any breach of the foregoing obligations by Tenant, Landlord may apply all or part of the Security Deposit as full or partial compensation.  If any portion of the Security Deposit is so applied, Tenant shall within 5 days after written demand by Landlord deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount.  Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit.  In no event may Tenant utilize all or any portion of the Security Deposit as a payment toward any rental sum due under this Lease.  Any unapplied balance of the Security Deposit shall be returned to Tenant or, at Landlord’s option, to the last assignee of Tenant’s interest in this Lease within 30 days following the termination of this Lease and Tenant's vacation of the Premises.  Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any similar or successor laws now or hereafter in effect, in connection with Landlord’s application of the Security Deposit to prospective rent that would have been payable by Tenant but for the early termination due to Tenant’s Default (as defined herein).

     In the event that no uncured “Default” has occurred at any time during the Term hereof, and provided further that Tenant has not at any time been more than 5 days late more than once with respect to any payments of Basic Rent and Operating Expenses due under the Lease during the immediately preceding 12-month period, then upon the written request of Tenant, Landlord shall return to Tenant a portion of the Security Deposit in the form of a credit against the Basic Rent in the amount of $16,140.00  for the twenty-fifth (25th) month of the Term.

ARTICLE 5.  USES

5.1.   USE.  Tenant shall use the Premises only for the purposes stated in Item 3 of the Basic Lease Provisions and for no other use whatsoever.  The uses prohibited under this Lease shall include, without limitation, use of the Premises or a portion thereof for (i) offices of any agency or bureau of the United States or any state or political subdivision thereof; (ii) offices or agencies of any foreign governmental or political subdivision thereof; or (iii) schools, temporary employment agencies or other training facilities which are not ancillary to corporate, executive or professional office use.  Tenant shall not do or permit anything to be done in or about the Premises which will in any way interfere with the rights or quiet enjoyment of other occupants of the Building or the Project, or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant permit any nuisance or commit any waste in the Premises or the Project.  Tenant shall not perform any work or conduct any business whatsoever in the Project other than inside the Premises. Tenant shall comply at its expense with all present and future laws, ordinances and requirements of all governmental authorities that pertain to Tenant or its use of the Premises.  As of the date of this Lease, there has been no inspection of the Building and Project by a Certified Access Specialist as referenced in Section 1938 of the California Civil Code.

5.2.   SIGNS.  Provided Tenant continues to occupy the entire Premises, Tenant shall have the non-exclusive right to one (1) position on the monument sign at the front entrance to the Building for Tenant’s name and graphics in a location designated by Landlord.  In the event that Landlord provides exterior building signage to any other tenant in the Building, then Tenant shall have the non exclusive right, exercisable if at all with 10 business days following notice from Landlord, to install one (1) exterior “eye-brow” sign on the Building in lieu of one (1) position on the monument sign.  Except as provided in the foregoing and except for Landlord’s standard suite signage identifying Tenant’s name and/or logo, Tenant shall have no right to maintain signs in any location in, on or about the Premises, the Building or the Project and shall not place or erect any signs that are visible from the exterior of the Building.  The size, design, graphics, material, style, color and other physical aspects of any permitted sign shall be subject to Landlord's written determination, as determined solely by Landlord, prior to installation, that signage is in compliance with any covenants, conditions or restrictions encumbering the Premises and Landlord's signage program for the Project, as in effect from time to time and approved by the City in which the Premises are located ("Signage Criteria").  Prior to placing or erecting any such signs, Tenant shall obtain and deliver to Landlord a copy of any applicable municipal or other governmental permits and approvals, except to Landlord’s standard suite signage.  Tenant shall be responsible for all costs of any permitted sign, including, without limitation, the fabrication, installation, maintenance and removal thereof and the cost of any permits therefor, except that Landlord shall pay for the initial installation costs only of the standard suite signage.  If Tenant fails to maintain its sign in good condition, or if Tenant fails to remove same upon termination of this Lease and repair and restore any damage caused by the sign or its removal, Landlord may do so at Tenant's expense.  Landlord shall have the right to temporarily remove any signs in connection with any repairs or maintenance in or upon the Building.  The term "sign" as used in this Section shall include all signs, designs, monuments, displays, advertising materials, logos, banners, projected images, pennants, decals, pictures, notices, lettering, numerals or graphics.  Tenant’s exterior signage rights under this Section 5.2 belong solely to Patient Safety Technologies, Inc., a Delaware corporation, and any attempted assignment or transfer of such rights shall be void and of no force and effect.  Should Tenant fail to have the exterior signage installed on or before March 31, 2014, then Tenant’s right to install same thereafter shall be deemed null and void.

5.3    HAZARDOUS MATERIALS.

Tenant shall not generate, handle, store or dispose of hazardous or toxic materials (as such materials may be identified in any federal, state or local law or regulation) in the Premises or Project without the prior written consent of Landlord; provided that the foregoing shall not be deemed to proscribe the use by Tenant of customary office supplies in normal quantities so long as such use comports with all applicable laws.  Tenant acknowledges that it has read and understands the provisions of Exhibit J to this Lease relating to hazardous or toxic materials known by Landlord to exist as of the date of this Lease.

ARTICLE 6.  LANDLORD SERVICES

6.1.   UTILITIES AND SERVICES.  Landlord and Tenant shall be responsible to furnish those utilities and services to the Premises to the extent provided in Exhibit C, subject to the conditions and payment obligations and standards set forth in this Lease.  Landlord shall not be liable for any failure to furnish any services or utilities when the failure is the result of any accident or other cause beyond Landlord’s reasonable control, nor shall Landlord be liable for damages resulting from power surges or any breakdown in telecommunications facilities or services.  Landlord’s temporary inability to furnish any services or utilities shall not entitle Tenant to any damages, relieve Tenant of the obligation to pay rent or constitute a constructive or other eviction of Tenant, except that Landlord shall diligently attempt to restore the service or utility promptly.  Tenant shall comply with all rules and regulations which Landlord may reasonably establish for the provision of services and utilities, and shall cooperate with all reasonable conservation practices established by Landlord.  Landlord shall at all reasonable times have free access to all electrical and mechanical installations of Landlord.

6.2.   OPERATION AND MAINTENANCE OF COMMON AREAS.  During the Term, Landlord shall operate all Common Areas within the Building and the Project.  The term “Common Areas” shall mean all areas within the Building and other buildings in the Project which are not held for exclusive use by persons entitled to occupy space, including without limitation parking areas and structures, driveways, sidewalks, landscaped and planted areas, hallways and interior stairwells not located within the premises of any tenant, common electrical rooms, entrances and lobbies, elevators, and restrooms not located within the premises of any tenant.

6.3.   USE OF COMMON AREAS.  The occupancy by Tenant of the Premises shall include the use of the Common Areas in common with Landlord and with all others for whose convenience and use the Common Areas may be provided by Landlord, subject, however, to compliance with Rules and Regulations described in Article 17 below.  Landlord shall at all times during the Term have exclusive control of the Common Areas, and may restrain or permit any use or occupancy, except as otherwise provided in this Lease or in Landlord’s rules and regulations.  Tenant shall keep the Common Areas clear of any obstruction or unauthorized use related to Tenant’s operations.  Landlord may temporarily close any portion of the Common Areas for repairs, remodeling and/or alterations, to prevent a public dedication or the accrual of prescriptive rights, or for any other reasonable purpose.  Landlord’s temporary closure of any portion of the Common Areas for such purposes shall not deprive Tenant of reasonable access to the Premises.

6.4.   CHANGES AND ADDITIONS BY LANDLORD.  Landlord reserves the right to make alterations or additions to the Building or the Project or to the attendant fixtures, equipment and Common Areas, and such change shall not entitle Tenant to any abatement of rent or other claim against Landlord.  No such change shall deprive Tenant of reasonable access to or use of the Premises.

ARTICLE 7.  REPAIRS AND MAINTENANCE

7.1.   TENANT’S MAINTENANCE AND REPAIR.  Subject to Articles 11 and 12, Tenant at its sole expense shall make all repairs necessary to keep the Premises and all improvements and fixtures therein in good condition and repair, excepting ordinary wear and tear.  Notwithstanding Section 7.2 below, Tenant’s maintenance obligation shall include without limitation all appliances, interior glass, doors, door closures, hardware, fixtures, electrical, plumbing, fire extinguisher equipment and other equipment installed in the Premises and all Alterations constructed by Tenant pursuant to Section 7.3 below, together with any supplemental HVAC equipment servicing only the Premises.  All repairs and other work performed by Tenant or its contractors shall be subject to the terms of Sections 7.3 and 7.4 below.  Alternatively, should Landlord or its management agent agree to make a repair on behalf of Tenant and at Tenant’s request, Tenant shall promptly reimburse Landlord as additional rent for all reasonable costs incurred (including the standard supervision fee) upon submission of an invoice.

7.2.   LANDLORD’S MAINTENANCE AND REPAIR.  Subject to Articles 11 and 12, Landlord shall provide service, maintenance and repair with respect to the heating, ventilating and air conditioning (“HVAC”) equipment of the Building (exclusive of any supplemental HVAC equipment servicing only the Premises) and shall maintain in good repair the Common Areas, roof, foundations, footings, the exterior surfaces of the exterior walls of the Building (including exterior glass), and the structural, electrical, mechanical and plumbing systems of the Building (including elevators, if any, serving the Building), except to the extent provided in Section 7.1 above.  Landlord need not make any other improvements or repairs except as specifically required under this Lease, and nothing contained in this Section 7.2 shall limit Landlord’s right to reimbursement from Tenant for maintenance, repair costs and replacement costs as provided elsewhere in this Lease.  Notwithstanding any provision of the California Civil Code or any similar or successor laws to the contrary, Tenant understands that it shall not make repairs at Landlord’s expense or by rental offset.  Except as provided in Section 11.1 and Article 12 below, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements to any portion of the Building, including repairs to the Premises, nor shall any related activity by Landlord constitute an actual or constructive eviction; provided, however, that in making repairs, alterations or improvements, Landlord shall interfere as little as reasonably practicable with the conduct of Tenant’s business in the Premises. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932, and Sections 1941 and 1942 of the California Civil Code, or any similar or successor laws now or hereafter in effect.

7.3.   ALTERATIONS.  Except for re-tinting the windows in the Premises in a color and with material approved by Landlord, which tinting shall not alter the appearance of the exterior of the Building, Tenant shall make no alterations, additions, decorations, or improvements (collectively referred to as “Alterations”) to the Premises without the prior written consent of Landlord.  Landlord’s consent shall not be unreasonably withheld as long as the proposed Alterations do not affect the structural, electrical or mechanical components or systems of the Building, are not visible from the exterior of the Premises, do not change the basic floor plan of the Premises, and utilize only Landlord’s building standard materials (“Standard Improvements”).  Landlord may impose, as a condition to its consent, any requirements that Landlord in its discretion may deem reasonable or desirable.  Without limiting the generality of the foregoing, Tenant shall use Landlord’s designated mechanical and electrical contractors for all Alterations work affecting the mechanical or electrical systems of the Building.  Should Tenant perform any Alterations work that would necessitate any ancillary Building modification or other expenditure by Landlord, then Tenant shall promptly fund the cost thereof to Landlord.  Tenant shall obtain all required permits for the Alterations and shall perform the work in compliance with all applicable laws, regulations and ordinances with contractors reasonably acceptable to Landlord, and except for cosmetic Alterations not requiring a permit, Landlord shall be entitled to a supervision fee in the amount of 5% of the cost of the Alterations.  Any request for Landlord’s consent shall be made in writing and shall contain architectural plans describing the work in detail reasonably satisfactory to Landlord.  Landlord may elect to cause its architect to review Tenant’s architectural plans, and the reasonable cost of that review shall be reimbursed by Tenant.  Should the Alterations proposed by Tenant and consented to by Landlord change the floor plan of the Premises, then Tenant shall, at its expense, furnish Landlord with as-built drawings and CAD disks compatible with Landlord’s systems.  Alterations shall be constructed in a good and workmanlike manner using materials of a quality reasonably approved by Landlord  Unless Landlord otherwise agrees in writing, all Alterations affixed to the Premises, including without limitation all Tenant Improvements constructed pursuant to the Work Letter (except as otherwise provided in the Work Letter), but excluding moveable trade fixtures and furniture, shall become the property of Landlord and shall be surrendered with the Premises at the end of the Term, except that Landlord may, by notice to Tenant given at least 30 days prior to the Expiration Date, require Tenant to remove by the Expiration Date, or sooner termination date of this Lease, all or any Alterations (including without limitation all telephone and data cabling) installed either by Tenant or by Landlord at Tenant’s request (collectively, the “Required Removables”), and to replace any non-Standard Improvements with the applicable Standard Improvements. Tenant, at the time it requests approval for a proposed Alteration, may request in writing that Landlord advise Tenant whether the Alteration or any portion thereof, is a Required Removable.  Within 10 days after receipt of Tenant’s request, Landlord shall advise Tenant in writing as to which portions of the subject Alterations are Required Removables.  It is further understood and agreed that the window tinting shall be considered a Required Removable and Tenant shall, at Tenant’s sole cost and expense, remove the tinting from the windows and restore the windows to their original condition prior to the Expiration Date or earlier termination of this Lease.  In connection with its removal of other Required Removables, Tenant shall repair any damage to the Premises arising from that removal and shall restore the affected area to its pre-existing condition, reasonable wear and tear excepted.

7.4.   MECHANIC’S LIENS.  Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant.  Upon request by Landlord, Tenant shall promptly cause any such lien to be released by posting a bond in accordance with California Civil Code Section 8424 or any successor statute.  In the event that Tenant shall not, within 15 days following the imposition of any lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other available remedies, the right to cause the lien to be released by any means it deems proper, including payment of or defense against the claim giving rise to the lien.  All expenses so incurred by Landlord, including Landlord’s attorneys’ fees, shall be reimbursed by Tenant promptly following Landlord’s demand, together with interest from the date of payment by Landlord at the maximum rate permitted by law until paid.  Tenant shall give Landlord no less than 20 days’ prior notice in writing before commencing construction of any kind on the Premises.

7.5.   ENTRY AND INSPECTION.  Landlord shall at all reasonable times have the right to enter the Premises to inspect them, to supply services in accordance with this Lease, to make repairs and renovations as reasonably deemed necessary by Landlord, and to submit the Premises to prospective or actual purchasers or encumbrance holders (or, during the final twelve months of the Term or when an uncured Default exists, to prospective tenants), all without being deemed to have caused an eviction of Tenant and without abatement of rent except as provided elsewhere in this Lease.  If reasonably necessary, Landlord may temporarily close all or a portion of the Premises to perform repairs, alterations and additions. Except in emergencies or to provide Building services, Landlord shall provide Tenant with reasonable prior verbal notice of entry and shall use reasonable efforts to minimize any interference with Tenant’s use of the Premises.

ARTICLE 8.  SPACE PLANNING AND SUBSTITUTION

Landlord shall have the right, upon providing not less than 60 days prior written notice, to move Tenant to other space of comparable size in the Building or in the Project or in other space owned by Landlord within 3 miles of the Building; provided, however, that such relocation right may be exercised by Landlord only once during the Term.  The new space shall be provided with improvements of comparable quality to those within the Premises.  Landlord shall pay the reasonable out-of-pocket costs to relocate and reconnect Tenant’s personal property and equipment within the new space; provided that Landlord may elect to cause such work to be done by its contractors.  Landlord shall also reimburse Tenant for such other reasonable out-of-pocket costs that Tenant may incur in connection with the relocation, including without limitation necessary stationery revisions. Within 10 days following request by Landlord, Tenant shall execute an amendment to this Lease prepared by Landlord to memorialize the relocation.  Should Tenant fail timely to execute and deliver the amendment to Landlord, or should Tenant thereafter fail to comply with the terms thereof, then Landlord may at its option elect to terminate this Lease upon not less than 60 days prior written notice to Tenant. Notwithstanding the foregoing, if the new space is not acceptable to Tenant for any reason, then Tenant may, by written notice to Landlord given not later than 15 days following Landlord's original 60-day notice to Tenant, elect to terminate this Lease (such termination to be effective 60 days following such notice to Landlord).  The total monthly Basic Rent for the new space shall in no event exceed the total monthly Basic Rent for the Premises prior to the relocation.

ARTICLE 9.  ASSIGNMENT AND SUBLETTING

9.1.   RIGHTS OF PARTIES.

(a)           Except as otherwise specifically provided in this Article 9, Tenant may not, either voluntarily or by operation of law, assign, sublet, encumber, or otherwise transfer all or any part of Tenant’s interest in this Lease, or permit the Premises to be occupied by anyone other than Tenant (each, a “Transfer”), without Landlord’s prior written consent, which consent shall not unreasonably be withheld in accordance with the provisions of Section 9.1(b).  For purposes of this Lease, references to any subletting, sublease or variation thereof shall be deemed to apply not only to a sublease effected directly by Tenant, but also to a sub-subletting or an assignment of subtenancy by a subtenant at any level.  Except as otherwise specifically provided in this Article 9, no Transfer (whether voluntary, involuntary or by operation of law) shall be valid or effective without Landlord’s prior written consent and, at Landlord’s election, such a Transfer shall constitute a material default of this Lease.

(b)           Except as otherwise specifically provided in this Article 9, if Tenant or any subtenant hereunder desires to transfer an interest in this Lease, Tenant shall first notify Landlord in writing and shall request Landlord’s consent thereto.  Tenant shall also submit to Landlord in writing:  (i) the name and address of the proposed transferee; (ii) the nature of any proposed subtenant’s or assignee’s business to be carried on in the Premises; (iii) the terms and provisions of any proposed sublease or assignment (including without limitation the rent and other economic provisions, term, improvement obligations and commencement date); (iv) evidence that the proposed assignee or subtenant will comply with the requirements of Exhibit D to this Lease; and (v) any other information requested by Landlord and reasonably related to the Transfer.  Landlord shall not unreasonably withhold its consent, provided:  (1) the use of the Premises will be consistent with the provisions of this Lease and with Landlord’s commitment to other tenants of the Building and Project; (2) any proposed subtenant or assignee demonstrates that it is financially responsible by submission to Landlord of all reasonable information as Landlord may request concerning the proposed subtenant or assignee, including, but not limited to, a balance sheet of the proposed subtenant or assignee as of a date within 90 days of the request for Landlord’s consent and statements of income or profit and loss of the proposed subtenant or assignee for the two-year period preceding the request for Landlord’s consent; (3) the proposed assignee or subtenant is neither an existing tenant or occupant of the Building or Project nor a prospective tenant with whom Landlord or Landlord's affiliate has been actively negotiating to become a tenant at the Building or Project; and (4) the proposed transferee is not an SDN (as defined below) and will not impose additional burdens or security risks on Landlord.  If Landlord consents to the proposed Transfer, then the Transfer may be effected within 90 days after the date of the consent upon the terms described in the information furnished to Landlord; provided that any material change in the terms shall be subject to Landlord’s consent as set forth in this Section 9.1(b).  Landlord shall approve or disapprove any requested Transfer within 30 days following receipt of Tenant’s written notice and the information set forth above.  Except in connection with a Permitted Transfer (as defined below), if Landlord approves the Transfer Tenant shall pay a transfer fee of $1,000.00 to Landlord concurrently with Tenant’s execution of a Transfer consent prepared by Landlord.

(c)           Notwithstanding the provisions of Subsection (b) above, and except in connection with a “Permitted Transfer” (as defined below), in lieu of consenting to a proposed assignment or subletting, Landlord may elect to terminate this Lease in its entirety in the event of an assignment, or terminate this Lease as to the portion of the Premises proposed to be subleased with a proportionate abatement in the rent payable under this Lease, such termination to be effective on the date that the proposed sublease or assignment would have commenced.  Landlord may thereafter, at its option, assign or re-let any space so recaptured to any third party, including without limitation the proposed transferee identified by Tenant.

(d)           Should any Transfer occur, Tenant shall, except in connection with a Permitted Transfer, promptly pay or cause to be paid to Landlord, as additional rent, 50% of any amounts paid by the assignee or subtenant, however described and whether funded during or after the Lease Term, to the extent such amounts are in excess of the sum of (i) the scheduled Basic Rent payable by Tenant hereunder (or, in the event of a subletting of only a portion of the Premises, the Basic Rent allocable to such portion as reasonably determined by Landlord) and (ii) the direct out-of-pocket costs, as evidenced by third party invoices provided to Landlord, incurred by Tenant to effect the Transfer, which costs shall be amortized over the remaining Term of this Lease or, if shorter, over the term of the sublease.

(e)           The sale of all or substantially all of the assets of Tenant (other than bulk sales in the ordinary course of business), the merger or consolidation of Tenant, the sale of Tenant’s capital stock, or any other direct or indirect change of control of Tenant, including, without limitation, change of control of Tenant’s parent company or a merger by Tenant or its parent company, shall be deemed a Transfer within the meaning and provisions of this Article.  Notwithstanding the foregoing, Tenant may assign this Lease to a successor to Tenant by merger, consolidation or the purchase of substantially all of Tenant’s assets, or assign this Lease or sublet all or a portion of the Premises to an Affiliate (defined below), without the consent of Landlord but subject to the provisions of Section 9.2, provided that all of the following conditions are satisfied (a “Permitted Transfer”):  (i) Tenant is not then in Default hereunder; (ii) Tenant gives Landlord written notice at least 10 business days before such Permitted Transfer; and (iii) the successor entity resulting from any merger or consolidation of Tenant or the sale of all or substantially all of the assets of Tenant, has a net worth (computed in accordance with generally accepted accounting principles, except that intangible assets such as goodwill, patents, copyrights, and trademarks shall be excluded in the calculation (“Net Worth”)) at the time of the Permitted Transfer that is at least equal to the Net Worth of Tenant immediately before the Permitted Transfer.  Tenant’s notice to Landlord shall include reasonable information and documentation evidencing the Permitted Transfer and showing that each of the above conditions has been satisfied.  If requested by Landlord, Tenant’s successor shall sign and deliver to Landlord a commercially reasonable form of assumption agreement.  “Affiliate” shall mean an entity controlled by, controlling or under common control with Tenant.

9.2.   EFFECT OF TRANSFER.  No subletting or assignment, even with the consent of Landlord, shall relieve Tenant, or any successor-in-interest to Tenant hereunder, of its obligation to pay rent and to perform all its other obligations under this Lease.  Each assignee, other than Landlord, shall be deemed to assume all obligations of Tenant under this Lease and shall be liable jointly and severally with Tenant for the payment of all rent, and for the due performance of all of Tenant’s obligations, under this Lease.  Such joint and several liability shall not be discharged or impaired by any subsequent modification or extension of this Lease.  Consent by Landlord to one or more transfers shall not operate as a waiver or estoppel to the future enforcement by Landlord of its rights under this Lease.

9.3.   SUBLEASE REQUIREMENTS.  Any sublease, license, concession or other occupancy agreement entered into by Tenant shall be subordinate and subject to the provisions of this Lease, and if this Lease is terminated during the term of any such agreement, Landlord shall have the right to:  (i) treat such agreement as cancelled and repossess the subject space by any lawful means, or (ii) require that such transferee attorn to and recognize Landlord as its landlord (or licensor, as applicable) under such agreement.  Landlord shall not, by reason of such attornment or the collection of sublease rentals, be deemed liable to the subtenant for the performance of any of Tenant’s obligations under the sublease. If Tenant is in Default (hereinafter defined), Landlord is irrevocably authorized to direct any transferee under any such agreement to make all payments under such agreement directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such Default is cured.  No collection or acceptance of rent by Landlord from any transferee shall be deemed a waiver of any provision of Article 9 of this Lease, an approval of any transferee, or a release of Tenant from any obligation under this Lease, whenever accruing.  In no event shall Landlord’s enforcement of any provision of this Lease against any transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person.

ARTICLE 10.  INSURANCE AND INDEMNITY

10.1.   TENANT’S INSURANCE.  Tenant, at its sole cost and expense, shall provide and maintain in effect the insurance described in Exhibit D.  Evidence of that insurance must be delivered to Landlord prior to the Commencement Date.

10.2.   LANDLORD’S INSURANCE.  Landlord shall provide the following types of insurance, with or without deductible and in amounts and coverages as may be determined by Landlord in its discretion:  property insurance, subject to standard exclusions (such as, but not limited to, earthquake and flood exclusions), covering the Building or Project.  In addition, Landlord may, at its election, obtain insurance coverages for such other risks as Landlord or its Mortgagees may from time to time deem appropriate, including earthquake and commercial general liability coverage.  Landlord shall not be required to carry insurance of any kind on any tenant improvements or Alterations in the Premises installed by Tenant or its contractors or otherwise removable by Tenant (collectively, "Tenant Installations"), or on any trade fixtures, furnishings, equipment, interior plate glass, signs or items of personal property in the Premises, and Landlord shall not be obligated to repair or replace any of the foregoing items should damage occur.  All proceeds of insurance maintained by Landlord upon the Building and Project shall be the property of Landlord, whether or not Landlord is obligated to or elects to make any repairs.

10.3.   TENANT’S INDEMNITY.  To the fullest extent permitted by law, but subject to Section 10.5 below, Tenant shall defend, indemnify and hold harmless Landlord and Landlord’s agents, employees, lenders, and affiliates, from and against any and all negligence, claims, liabilities, damages, costs or expenses arising either before or after the Commencement Date which arise from or are caused by Tenant’s use or occupancy of the Premises, the Building or the Common Areas of the Project, or from the conduct of Tenant’s business, or from any activity, work, or thing done, permitted or suffered by Tenant or Tenant’s agents, employees, subtenants, vendors, contractors, invitees or licensees in or about the Premises, the Building or the Common Areas of the Project, or from any Default in the performance of any obligation on Tenant’s part to be performed under this Lease, or from any act, omission or negligence on the part of Tenant or Tenant’s agents, employees, subtenants, vendors, contractors, invitees or licensees.  Landlord may, at its option, require Tenant to assume Landlord’s defense in any action covered by this Section 10.3 through counsel reasonably satisfactory to Landlord.  Notwithstanding the foregoing, Tenant shall not be obligated to indemnify Landlord against any liability or expense to the extent it is ultimately determined that the same was caused by the sole negligence or willful misconduct of Landlord, its agents, contractors or employees.

10.4.   LANDLORD’S NONLIABILITY.  Landlord shall not be liable to Tenant, its employees, agents and invitees, and Tenant hereby waives all claims against Landlord, its employees and agents for loss of or damage to any property, or any injury to any person, resulting from any condition including, but not limited to, acts or omissions (criminal or otherwise) of third parties and/or other tenants of the Project, or their agents, employees or invitees, fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak or flow from or into any part of the Premises or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, electrical works or other fixtures in the Building, whether the damage or injury results from conditions arising in the Premises or in other portions of the Building, regardless of the negligence of Landlord, its agents or any and all affiliates of Landlord in connection with the foregoing.  It is understood that any such condition may require the temporary evacuation or closure of all or a portion of the Building.  Should Tenant elect to receive any service from a concessionaire, licensee or third party tenant of Landlord, Tenant shall not seek recourse against Landlord for any breach or liability of that service provider.  Notwithstanding anything to the contrary contained in this Lease, in no event shall Landlord be liable for Tenant’s loss or interruption of business or income (including without limitation, Tenant’s consequential damages, lost profits or opportunity costs), or for interference with light or other similar intangible interests.

10.5.   WAIVER OF SUBROGATION.  Landlord and Tenant each hereby waives all rights of recovery against the other on account of loss and damage occasioned to the property of such waiving party to the extent that the waiving party is entitled to proceeds for such loss and damage under any property insurance policies carried or otherwise required to be carried by this Lease; provided however, that the foregoing waiver shall not apply to the extent of Tenant’s obligation to pay deductibles under any such policies and this Lease.  By this waiver it is the intent of the parties that neither Landlord nor Tenant shall be liable to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage insured against under any property insurance policies, even though such loss or damage might be occasioned by the negligence of such party, its agents, employees, contractors or invitees.  The foregoing waiver by Tenant shall also inure to the benefit of Landlord's management agent for the Building.

ARTICLE 11.  DAMAGE OR DESTRUCTION

11.1.   RESTORATION.

(a)           If the Building of which the Premises are a part is damaged as the result of an event of casualty, then subject to the provisions below, Landlord shall repair that damage as soon as reasonably possible unless Landlord reasonably determines that:  (i) the Premises have been materially damaged and there is less than 1 year of the Term remaining on the date of the casualty; (ii) any Mortgagee (defined in Section 13.1) requires that the insurance proceeds be applied to the payment of the mortgage debt; or (iii) proceeds necessary to pay the full cost of the repair are not available from Landlord’s insurance, including without limitation earthquake insurance.  Should Landlord elect not to repair the damage for one of the preceding reasons, Landlord shall so notify Tenant in the “Casualty Notice” (as defined below), and this Lease shall terminate as of the date of delivery of that notice.

(b)           As soon as reasonably practicable following the casualty event but not later than 60 days thereafter, Landlord shall notify Tenant in writing (“Casualty Notice”) of Landlord’s election, if applicable, to terminate this Lease.  If this Lease is not so terminated, the Casualty Notice shall set forth the anticipated period for repairing the casualty damage.  If the anticipated repair period exceeds 270 days and if the damage is so extensive as to reasonably prevent Tenant’s substantial use and enjoyment of the Premises, then either party may elect to terminate this Lease by written notice to the other within 10 days following delivery of the Casualty Notice.

(c)           In the event that neither Landlord nor Tenant terminates this Lease pursuant to Section 11.1(b), Landlord shall repair all material damage to the Premises or the Building as soon as reasonably possible and this Lease shall continue in effect for the remainder of the Term.  Upon notice from Landlord, Tenant shall assign or endorse over to Landlord (or to any party designated by Landlord) all property insurance proceeds payable to Tenant under Tenant's insurance with respect to any Tenant Installations; provided if the estimated cost to repair such Tenant Installations exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, the excess cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's commencement of repairs.  Within 15 days of demand, Tenant shall also pay Landlord for any additional excess costs that are determined during the performance of the repairs to such Tenant Installations.

(d)           From and after the 6th business day following the casualty event, the rental to be paid under this Lease shall be abated in the same proportion that the Floor Area of the Premises that is rendered unusable by the damage from time to time bears to the total Floor Area of the Premises.

(e)           Notwithstanding the provisions of subsections (a), (b) and (c) of this Section 11.1, but subject to Section 10.5, the cost of any repairs shall be borne by Tenant, and Tenant shall not be entitled to rental abatement or termination rights, if the damage is due to the fault or neglect of Tenant or its employees, subtenants, contractors, invitees or representatives.  In addition, the provisions of this Section 11.1 shall not be deemed to require Landlord to repair any Tenant Installations, fixtures and other items that Tenant is obligated to insure pursuant to Exhibit D or under any other provision of this Lease.

11.2.   LEASE GOVERNS.  Tenant agrees that the provisions of this Lease, including without limitation Section 11.1, shall govern any damage or destruction and shall accordingly supersede any contrary statute or rule of law.

ARTICLE 12. EMINENT DOMAIN

Either party may terminate this Lease if any material part of the Premises is taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a “Taking”).  Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Project which would have a material adverse effect on Landlord’s ability to profitably operate the remainder of the Building.  The termination shall be effective as of the effective date of any order granting possession to, or vesting legal title in, the condemning authority.  If this Lease is not terminated, Basic Rent and Tenant’s Share of Operating Expenses shall be appropriately adjusted to account for any reduction in the square footage of the Building or Premises. All compensation awarded for a Taking shall be the property of Landlord and the right to receive compensation or proceeds in connection with a Taking are expressly waived by Tenant; provided, however, Tenant may file a separate claim for Tenant's personal property and Tenant's reasonable relocation expenses, provided the filing of the claim does not diminish the amount of Landlord’s award.  If only a part of the Premises is subject to a Taking and this Lease is not terminated, Landlord, with reasonable diligence, will restore the remaining portion of the Premises as nearly as practicable to the condition immediately prior to the Taking.  Tenant agrees that the provisions of this Lease shall govern any Taking and shall accordingly supersede any contrary statute or rule of law.

ARTICLE 13.  SUBORDINATION; ESTOPPEL CERTIFICATE

13.1.   SUBORDINATION.  Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Building or the Project, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a “Mortgage”). The party having the benefit of a Mortgage shall be referred to as a “Mortgagee”. This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall execute a commercially reasonable subordination and attornment agreement in favor of the Mortgagee, provided such agreement provides a non-disturbance covenant benefiting Tenant.  Alternatively, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease.  Upon request, Tenant, without charge, shall attorn to any successor to Landlord’s interest in this Lease in the event of a foreclosure of any mortgage.  Tenant agrees that any purchaser at a foreclosure sale or lender taking title under a deed in lieu of foreclosure shall not be responsible for any act or omission of a prior landlord, shall not be subject to any offsets or defenses Tenant may have against a prior landlord, and shall not be liable for the return of the Security Deposit not actually recovered by such purchaser nor bound by any rent paid in advance of the calendar month in which the transfer of title occurred; provided that the foregoing shall not release the applicable prior landlord from any liability for those obligations.  Tenant acknowledges that Landlord’s Mortgagees and their successors-in-interest are intended third party beneficiaries of this Section 13.1.

13.2.   ESTOPPEL CERTIFICATE.  Tenant shall, within 10 days after receipt of a written request from Landlord, execute and deliver a commercially reasonable estoppel certificate in favor of those parties as are reasonably requested by Landlord (including a Mortgagee or a prospective purchaser of the Building or the Project).

ARTICLE 14.  DEFAULTS AND REMEDIES

14.1.   TENANT’S DEFAULTS.  In addition to any other event of default set forth in this Lease, the occurrence of any one or more of the following events shall constitute a “Default” by Tenant:

(a)           The failure by Tenant to make any payment of Rent required to be made by Tenant, as and when due, where the failure continues for a period of 3 days after written notice from Landlord to Tenant.  The term “Rent” as used in this Lease shall be deemed to mean the Basic Rent and all other sums required to be paid by Tenant to Landlord pursuant to the terms of this Lease.

(b)           The assignment, sublease, encumbrance or other Transfer of the Lease by Tenant, either voluntarily or by operation of law, whether by judgment, execution, transfer by intestacy or testacy, or other means, without the prior written consent of Landlord unless otherwise authorized in Article 9 of this Lease.

(c)           The discovery by Landlord that any financial statement provided by Tenant, or by any affiliate, successor or guarantor of Tenant, was materially false.

(d)           Except where a specific time period is otherwise set forth for Tenant’s performance in this Lease (in which event the failure to perform by Tenant within such time period shall be a Default), the failure or inability by Tenant to observe or perform any of the covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in any other subsection of this Section 14.1, where the failure continues for a period of 30 days after written notice from Landlord to Tenant.  However, if the nature of the failure is such that more than 30 days are reasonably required for its cure, then Tenant shall not be deemed to be in Default if Tenant commences the cure within 30 days, and thereafter diligently pursues the cure to completion.

The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law, and Landlord shall not be required to give any additional notice under California Code of Civil Procedure Section 1161, or any successor statute, in order to be entitled to commence an unlawful detainer proceeding.

14.2.   LANDLORD’S REMEDIES.

(a)           Upon the occurrence of any Default by Tenant, then in addition to any other remedies available to Landlord, Landlord may exercise the following remedies:

(i)            Landlord may terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord.  Such termination shall not affect any accrued obligations of Tenant under this Lease.  Upon termination, Landlord shall have the right to reenter the Premises and remove all persons and property.  Landlord shall also be entitled to recover from Tenant:

(1)           The worth at the time of award of the unpaid Rent which had been earned at the time of termination;

(2)           The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such loss that Tenant proves could have been reasonably avoided;

(3)           The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such loss that Tenant proves could be reasonably avoided;

(4)           Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result from Tenant’s default, including, but not limited to, the cost of recovering possession of the Premises, commissions and other expenses of reletting, including necessary repair, renovation, improvement and alteration of the Premises for a new tenant, reasonable attorneys’ fees, and any other reasonable costs; and

(5)           At Landlord’s election, all other amounts in addition to or in lieu of the foregoing as may be permitted by law.  Any sum, other than Basic Rent, shall be computed on the basis of the average monthly amount accruing during the 24 month period immediately prior to Default, except that if it becomes necessary to compute such rental before the 24 month period has occurred, then the computation shall be on the basis of the average monthly amount during the shorter period.  As used in subparagraphs (1) and (2) above, the “worth at the time of award” shall be computed by allowing interest at the rate of 10% per annum.  As used in subparagraph (3) above, the “worth at the time of award” shall be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

(ii)           Landlord may elect not to terminate Tenant’s right to possession of the Premises, in which event Landlord may continue to enforce all of its rights and remedies under this Lease, including the right to collect all rent as it becomes due.  Efforts by the Landlord to maintain, preserve or relet the Premises, or the appointment of a receiver to protect the Landlord’s interests under this Lease, shall not constitute a termination of the Tenant’s right to possession of the Premises.  In the event that Landlord elects to avail itself of the remedy provided by this subsection (ii), Landlord shall not unreasonably withhold its consent to an assignment or subletting of the Premises subject to the reasonable standards for Landlord’s consent as are contained in this Lease.

(b)           The various rights and remedies reserved to Landlord in this Lease or otherwise shall be cumulative and, except as otherwise provided by California law, Landlord may pursue any or all of its rights and remedies at the same time.  No delay or omission of Landlord to exercise any right or remedy shall be construed as a waiver of the right or remedy or of any breach or Default by Tenant.  The acceptance by Landlord of rent shall not be a (i) waiver of any preceding breach or Default by Tenant of any provision of this Lease, other than the failure of Tenant to pay the particular rent accepted, regardless of Landlord’s knowledge of the preceding breach or Default at the time of acceptance of rent, or (ii) a waiver of Landlord’s right to exercise any remedy available to Landlord by virtue of the breach or Default.  The acceptance of any payment from a debtor in possession, a trustee, a receiver or any other person acting on behalf of Tenant or Tenant’s estate shall not waive or cure a Default under Section 14.1.  No payment by Tenant or receipt by Landlord of a lesser amount than the rent required by this Lease shall be deemed to be other than a partial payment on account of the earliest due stipulated rent, nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction and Landlord shall accept the check or payment without prejudice to Landlord’s right to recover the balance of the rent or pursue any other remedy available to it.  Tenant hereby waives any right of redemption or relief from forfeiture under California Code of Civil Procedure Section 1174 or 1179, or under any successor statute, in the event this Lease is terminated by reason of any Default by Tenant.  No act or thing done by Landlord or Landlord’s agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender shall be valid unless in writing and signed by Landlord.  No employee of Landlord or of Landlord’s agents shall have any power to accept the keys to the Premises prior to the termination of this Lease, and the delivery of the keys to any employee shall not operate as a termination of the Lease or a surrender of the Premises.

14.3.   LATE PAYMENTS.  Any Rent due under this Lease that is not paid to Landlord within 5 days of the date when due shall bear interest at the maximum rate permitted by law from the date due until fully paid.  The payment of interest shall not cure any Default by Tenant under this Lease.  In addition, Tenant acknowledges that the late payment by Tenant to Landlord of rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain.  Those costs may include, but are not limited to, administrative, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any ground lease, mortgage or trust deed covering the Premises.  Accordingly, if any rent due from Tenant shall not be received by Landlord or Landlord’s designee within 5 days after the date due, then Tenant shall pay to Landlord, in addition to the interest provided above, a late charge for each delinquent payment equal to the greater of (i) 5% of that delinquent payment or (ii) $100.00.  Acceptance of a late charge by Landlord shall not constitute a waiver of Tenant’s Default with respect to the overdue amount, nor shall it prevent Landlord from exercising any of its other rights and remedies.

14.4.   RIGHT OF LANDLORD TO PERFORM.  If Tenant is in Default of any of its obligations under the Lease, Landlord shall have the right to perform such obligations.  Tenant shall reimburse Landlord for the cost of such performance upon demand together with an administrative charge equal to 10% of the cost of the work performed by Landlord.

14.5.   DEFAULT BY LANDLORD.  Landlord shall not be deemed to be in default in the performance of any obligation under this Lease unless and until it has failed to perform the obligation within 30 days after written notice by Tenant to Landlord specifying in reasonable detail the nature and extent of the failure; provided, however, that if the nature of Landlord’s obligation is such that more than 30 days are required for its performance, then Landlord shall not be deemed to be in default if it commences performance within the 30 day period and thereafter diligently pursues the cure to completion. Tenant hereby waives any right to terminate or rescind this Lease as a result of any default by Landlord hereunder or any breach by Landlord of any promise or inducement relating hereto, and Tenant agrees that its remedies shall be limited to a suit for actual damages and/or injunction and shall in no event include any consequential damages, lost profits or opportunity costs.

14.6.   EXPENSES AND LEGAL FEES.  Should either Landlord or Tenant bring any action in connection with this Lease, the prevailing party shall be entitled to recover as a part of the action its reasonable attorneys’ fees, and all other reasonable costs.  The prevailing party for the purpose of this paragraph shall be determined by the trier of the facts.

14.7.   WAIVER OF JURY TRIAL/JUDICIAL REFERENCE.

(a)           LANDLORD AND TENANT EACH ACKNOWLEDGES THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHT TO TRIAL BY JURY, AND EACH PARTY DOES HEREBY EXPRESSLY AND KNOWINGLY WAIVE AND RELEASE ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE.

(b)           In the event that the jury waiver provisions of Section 14.7 (a) are not enforceable under California law, then, unless otherwise agreed to by the parties, the provisions of this Section 14.7 (b) shall apply.  Landlord and Tenant agree that any disputes arising in connection with this Lease (including but not limited to a determination of any and all of the issues in such dispute, whether of fact or of law) shall be resolved (and a decision shall be rendered) by way of a general reference as provided for in Part 2, Title 8, Chapter 6 (§§ 638 et. seq.) of the California Code of Civil Procedure, or any successor California statute governing resolution of disputes by a court appointed referee.  Nothing within this Section 14.7 shall apply to an unlawful detainer action.

14.8   SATISFACTION OF JUDGMENT.  The obligations of Landlord do not constitute the personal obligations of the individual partners, trustees, directors, officers, members or shareholders of Landlord or its constituent partners or members. Should Tenant recover a money judgment against Landlord, such judgment shall be satisfied only from the interest of Landlord in the Project and out of the rent or other income from such property receivable by Landlord, and no action for any deficiency may be sought or obtained by Tenant.

ARTICLE 15.  END OF TERM

15.1.   HOLDING OVER.  If Tenant holds over for any period after the Expiration Date (or earlier termination of the Term) without the prior written consent of Landlord, such tenancy shall constitute a tenancy at sufferance only and a Default by Tenant; such holding over with the prior written consent of Landlord shall constitute a month-to-month tenancy commencing on the 1st day following the termination of this Lease and terminating 30 days following delivery of written notice of termination by either Landlord or Tenant to the other.  In either of such events, possession shall be subject to all of the terms of this Lease, except that the monthly rental shall be 150% of the total monthly rental for the month immediately preceding the date of termination, subject to Landlord’s right to modify same upon 30 days notice to Tenant.  The acceptance by Landlord of monthly hold-over rental in a lesser amount shall not constitute a waiver of Landlord's right to recover the full amount due unless otherwise agreed in writing by Landlord.  If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including without limitation, any claims made by any succeeding tenant relating to such failure to surrender.  The foregoing provisions of this Section 15.1 are in addition to and do not affect Landlord’s right of re-entry or any other rights of Landlord under this Lease or at law.

15.2.   SURRENDER OF PREMISES; REMOVAL OF PROPERTY.  Upon the Expiration Date or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in as good order, condition and repair as when received or as hereafter may be improved by Landlord or Tenant, reasonable wear and tear and repairs which are Landlord’s obligation excepted, and shall remove or fund to Landlord the cost of removing all wallpapering, voice and/or data transmission cabling installed by or for Tenant and Required Removables, together with all personal property and debris, and shall perform all work required under Section 7.3 of this Lease.  If Tenant shall fail to comply with the provisions of this Section 15.2, Landlord may effect the removal and/or make any repairs, and the cost to Landlord shall be additional rent payable by Tenant upon demand.

ARTICLE 16.  PAYMENTS AND NOTICES

All sums payable by Tenant to Landlord shall be paid, without deduction or offset, in lawful money of the United States to Landlord at its address set forth in Item 12 of the Basic Lease Provisions, or at any other place as Landlord may designate in writing.  Unless this Lease expressly provides otherwise, as for example in the payment of rent pursuant to Section 4.1, all payments shall be due and payable within 5 days after demand.  All payments requiring proration shall be prorated on the basis of the number of days in the pertinent calendar month or year, as applicable.  Any notice, election, demand, consent, approval or other communication to be given or other document to be delivered by either party to the other may be delivered to the other party, at the address set forth in Item 12 of the Basic Lease Provisions, by personal service, or by any courier or “overnight” express mailing service.  Either party may, by written notice to the other, served in the manner provided in this Article, designate a different address.  The refusal to accept delivery of a notice, or the inability to deliver the notice (whether due to a change of address for which notice was not duly given or other good reason), shall be deemed delivery and receipt of the notice as of the date of attempted delivery.  If more than one person or entity is named as Tenant under this Lease, service of any notice upon any one of them shall be deemed as service upon all of them.

ARTICLE 17.  RULES AND REGULATIONS

Tenant agrees to comply with the Rules and Regulations attached as Exhibit E, and any reasonable and nondiscriminatory amendments, modifications and/or additions as may be adopted and published by written notice to tenants by Landlord for the safety, care, security, good order, or cleanliness of the Premises, Building, Project and/or Common Areas.  Landlord shall not be liable to Tenant for any violation of the Rules and Regulations or the breach of any covenant or condition in any lease or any other act or conduct by any other tenant, and the same shall not constitute a constructive eviction hereunder.  One or more waivers by Landlord of any breach of the Rules and Regulations by Tenant or by any other tenant(s) shall not be a waiver of any subsequent breach of that rule or any other.  Tenant’s failure to keep and observe the Rules and Regulations shall constitute a default under this Lease.  In the case of any conflict between the Rules and Regulations and this Lease, this Lease shall be controlling.

ARTICLE 18.  BROKER’S COMMISSION

The parties recognize as the broker(s) who negotiated this Lease the firm(s) whose name(s) is (are) stated in Item 10 of the Basic Lease Provisions, and agree that Landlord shall be responsible for the payment of brokerage commissions to those broker(s) unless otherwise provided in this Lease.  It is understood that Landlord's Broker represents only Landlord in this transaction and Tenant's Broker (if any) represents only Tenant.  Each party warrants that it has had no dealings with any other real estate broker or agent in connection with the negotiation of this Lease, and agrees to indemnify and hold the other party harmless from any cost, expense or liability (including reasonable attorneys’ fees) for any compensation, commissions or charges claimed by any other real estate broker or agent employed or claiming to represent or to have been employed by the indemnifying party in connection with the negotiation of this Lease.  The foregoing agreement shall survive the termination of this Lease.

ARTICLE 19.  TRANSFER OF LANDLORD’S INTEREST

In the event of any transfer of Landlord’s interest in the Premises, the transferor shall be automatically relieved of all obligations on the part of Landlord accruing under this Lease from and after the date of the transfer, provided that Tenant is duly notified of the transfer.  Any funds held by the transferor in which Tenant has an interest, including without limitation, the Security Deposit, shall be turned over, subject to that interest, to the transferee.  No Mortgagee to which this Lease is or may be subordinate shall be responsible in connection with the Security Deposit unless the Mortgagee actually receives the Security Deposit.  It is intended that the covenants and obligations contained in this Lease on the part of Landlord shall, subject to the foregoing, be binding on Landlord, its successors and assigns, only during and in respect to their respective successive periods of ownership.

ARTICLE 20.  INTERPRETATION

20.1.     NUMBER.  Whenever the context of this Lease requires, the words “Landlord” and “Tenant” shall include the plural as well as the singular.

20.2.     HEADINGS.  The captions and headings of the articles and sections of this Lease are for convenience only, are not a part of this Lease and shall have no effect upon its construction or interpretation.

20.3.     JOINT AND SEVERAL LIABILITY.  If more than one person or entity is named as Tenant, the obligations imposed upon each shall be joint and several and the act of or notice from, or notice or refund to, or the signature of, any one or more of them shall be binding on all of them with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, termination or modification of this Lease.

20.4.     SUCCESSORS.  Subject to Sections 13.1 and 22.3 and to Articles 9 and 19 of this Lease, all rights and liabilities given to or imposed upon Landlord and Tenant shall extend to and bind their respective heirs, executors, administrators, successors and assigns.  Nothing contained in this Section 20.4 is intended, or shall be construed, to grant to any person other than Landlord and Tenant and their successors and assigns any rights or remedies under this Lease.

20.5.     TIME OF ESSENCE.  Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

20.6.     CONTROLLING LAW/VENUE.  This Lease shall be governed by and interpreted in accordance with the laws of the State of California.  Should any litigation be commenced between the parties in connection with this Lease, such action shall be prosecuted in the applicable State Court of California in the county in which the Building is located.

20.7.     SEVERABILITY.  If any term or provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party or the deletion of which is consented to by the party adversely affected, shall be held invalid or unenforceable to any extent, the remainder of this Lease shall not be affected and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

20.8.     WAIVER.  One or more waivers by Landlord or Tenant of any breach of any term, covenant or condition contained in this Lease shall not be a waiver of any subsequent breach of the same or any other term, covenant or condition.  Consent to any act by one of the parties shall not be deemed to render unnecessary the obtaining of that party’s consent to any subsequent act.  No breach of this Lease shall be deemed to have been waived unless the waiver is in a writing signed by the waiving party.

20.9.      INABILITY TO PERFORM.  In the event that either party shall be delayed or hindered in or prevented from the performance of any work or in performing any act required under this Lease by reason of any cause beyond the reasonable control of that party, then the performance of the work or the doing of the act shall be excused for the period of the delay and the time for performance shall be extended for a period equivalent to the period of the delay.  The provisions of this Section 20.9 shall not operate to excuse Tenant from the prompt payment of Rent.

20.10.   ENTIRE AGREEMENT.  This Lease and its exhibits and other attachments cover in full each and every agreement of every kind between the parties concerning the Premises, the Building, and the Project, and all preliminary negotiations, oral agreements, understandings and/or practices, except those contained in this Lease, are superseded and of no further effect.  Tenant waives its rights to rely on any representations or promises made by Landlord or others which are not contained in this Lease.  No verbal agreement or implied covenant shall be held to modify the provisions of this Lease, any statute, law, or custom to the contrary notwithstanding.

20.11.   QUIET ENJOYMENT.  Upon the observance and performance of all the covenants, terms and conditions on Tenant’s part to be observed and performed, and subject to the other provisions of this Lease, Tenant shall have the right of quiet enjoyment and use of the Premises for the Term without hindrance or interruption by Landlord or any other person claiming by or through Landlord.

20.12.   SURVIVAL.  All covenants of Landlord or Tenant which reasonably would be intended to survive the expiration or sooner termination of this Lease, including without limitation any warranty or indemnity hereunder, shall so survive and continue to be binding upon and inure to the benefit of the respective parties and their successors and assigns.

ARTICLE 21.  EXECUTION AND RECORDING

21.1.   COUNTERPARTS.  This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

21.2.   CORPORATE AND PARTNERSHIP AUTHORITY.  If Tenant is a corporation, limited liability company or partnership, each individual executing this Lease on behalf of the entity represents and warrants that such individual is duly authorized to execute and deliver this Lease and that this Lease is binding upon the corporation, limited liability company or partnership in accordance with its terms.  Tenant shall, at Landlord’s request, deliver a certified copy of its organizational documents or an appropriate certificate authorizing or evidencing the execution of this Lease.

21.3.   EXECUTION OF LEASE; NO OPTION OR OFFER.  The submission of this Lease to Tenant shall be for examination purposes only, and shall not constitute an offer to or option for Tenant to lease the Premises.  Execution of this Lease by Tenant and its return to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has in fact executed and delivered this Lease to Tenant, it being intended that this Lease shall only become effective upon execution by Landlord and delivery of a fully executed counterpart to Tenant.

21.4.   RECORDING.  Tenant shall not record this Lease without the prior written consent of Landlord.  Tenant, upon the request of Landlord, shall execute and acknowledge a “short form” memorandum of this Lease for recording purposes.

21.5.   AMENDMENTS.  No amendment or mutual termination of this Lease shall be effective unless in writing signed by authorized signatories of Tenant and Landlord, or by their respective successors in interest.  No actions, policies, oral or informal arrangements, business dealings or other course of conduct by or between the parties shall be deemed to modify this Lease in any respect.

ARTICLE 22.  MISCELLANEOUS

22.1.   NONDISCLOSURE OF LEASE TERMS.  Tenant acknowledges that the content of this Lease and any related documents are confidential information.  Except to the extent disclosure is required by law, Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal and space-planning consultants, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under this Lease or pursuant to legal requirement.

22.2.   TENANT’S FINANCIAL STATEMENTS.  The application, financial statements and tax returns, if any, submitted and certified to by Tenant as an accurate representation of its financial condition have been prepared, certified and submitted to Landlord as an inducement and consideration to Landlord to enter into this Lease.  Tenant shall during the Term furnish Landlord with current annual financial statements accurately reflecting Tenant’s financial condition upon written request from Landlord within 10 days following Landlord’s request; provided, however, that so long as Tenant is a publicly traded corporation on a nationally recognized stock exchange, the foregoing obligation to deliver the statements shall be waived.

22.3.   MORTGAGEE PROTECTION.  No act or failure to act on the part of Landlord which would otherwise entitle Tenant to be relieved of its obligations hereunder or to terminate this Lease shall result in such a release or termination unless (a) Tenant has given notice by registered or certified mail to any  Mortgagee of a Mortgage covering the Building whose address has been furnished to Tenant and (b) such Mortgagee is afforded a reasonable opportunity to cure the default by Landlord (which shall in no event be less than 60 days), including, if necessary to effect the cure, time to obtain possession of the Building by power of sale or judicial foreclosure provided that such foreclosure remedy is diligently pursued.  Tenant shall comply with any written directions by any Mortgagee to pay Rent due hereunder directly to such Mortgagee without determining whether a default exists under such Mortgagee’s Mortgage.

22.4.   SDN LIST.  Tenant hereby represents and warrants that neither Tenant nor any officer, director, employee, partner, member or other principal of Tenant (collectively, "Tenant Parties") is listed as a Specially Designated National and Blocked Person ("SDN") on the list of such persons and entities issued by the U.S. Treasury Office of Foreign Assets Control (OFAC).  In the event Tenant or any Tenant Party is or becomes listed as an SDN, Tenant shall be deemed in breach of this Lease and Landlord shall have the right to terminate this Lease immediately upon written notice to Tenant.

LANDLORD: THE IRVINE COMPANY LLC, a Delaware limited liability company		TENANT: PATIENT SAFETY TECHNOLOGIES, INC, a Delaware corporation

By	/s/ Steven M. Case	By	/s/ Brian E. Stewart
	Steven M. Case Executive Vice President Office Properties	Printed Name Brian E. Stewart Title President & CEO

By	/s/ Christopher J Popma	By
Michael T. Bennett
	Senior Vice President, Property Operations Office Properties	Printed Name Title

EXHIBIT A

15440 Laguna Canyon Road
Suite 150

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EXHIBIT B

Operating Expenses
(Net)

(a)           From and after the Commencement Date, Tenant shall pay to Landlord, as additional rent, Tenant's Share of all Operating Expenses, as defined in Section (f) below, incurred by Landlord in the operation of the Building and the Project.  The term "Tenant's Share" means that portion of any Operating Expenses determined by multiplying the cost of such item by a fraction, the numerator of which is the Floor Area and the denominator of which is the total rentable square footage, as determined from time to time by Landlord, of (i) the Building, for expenses determined by Landlord to benefit or relate substantially to the Building rather than the entire Project, and (ii) all or some of the buildings in the Project, for expenses determined by Landlord to benefit or relate substantially to all or some of the buildings in the Project rather than any specific building.  Landlord reserves the right to allocate to the entire Project any Operating Expenses which may benefit or substantially relate to a particular building within the Project in order to maintain greater consistency of Operating Expenses among buildings within the Project.  In the event that Landlord determines that the Premises or the Building incur a non-proportional benefit from any expense, or is the non-proportional cause of any such expense, Landlord may allocate a greater percentage of such Operating Expense to the Premises or the Building.  In the event that any management and/or overhead fee payable or imposed by Landlord for the management of Tenant's Premises is calculated as a percentage of the rent payable by Tenant and other tenants of Landlord, then the full amount of such management and/or overhead fee which is attributable to the rent paid by Tenant shall be additional rent payable by Tenant, in full, provided, however, that Landlord may elect to include such full amount as part of Tenant’s Share of Operating Expenses.

(b)           Commencing prior to the start of the first full “Expense Recovery Period” of the Lease (as defined in Item 7 of the Basic Lease Provisions), and prior to the start of each full or partial Expense Recovery Period thereafter, Landlord shall give Tenant a written estimate of the amount of Tenant's Share of Operating Expenses for the applicable Expense Recovery Period.  Tenant shall pay the estimated amounts to Landlord in equal monthly installments, in advance, concurrently with payments of Basic Rent.  If Landlord has not furnished its written estimate for any Expense Recovery Period by the time set forth above, Tenant shall continue to pay monthly the estimated Tenant's Share of Operating Expenses in effect during the prior Expense Recovery Period; provided that when the new estimate is delivered to Tenant, Tenant shall, at the next monthly payment date, pay any accrued estimated Tenant's Share of Operating Expenses based upon the new estimate.  Landlord may from time to time change the Expense Recovery Period to reflect a calendar year or a new fiscal year of Landlord, as applicable, in which event Tenant’s Share of Operating Expenses shall be equitably prorated for any partial year.

(c)           Within 180 days after the end of each Expense Recovery Period, Landlord shall furnish to Tenant a statement (a “Reconciliation Statement”) showing in reasonable detail the actual or prorated Tenant's Share of Operating Expenses incurred by Landlord during such Expense Recovery Period, and the parties shall within 30 days thereafter make any payment or allowance necessary to adjust Tenant's estimated payments of Tenant's Share of Operating Expenses, if any, to the actual Tenant's Share of Operating Expenses as shown by the Reconciliation Statement.  Any delay or failure by Landlord in delivering any Reconciliation Statement shall not constitute a waiver of Landlord's right to require Tenant to pay Tenant's Share of Operating Expenses pursuant hereto.  Any amount due Tenant shall be credited against installments next coming due under this Exhibit B, and any deficiency shall be paid by Tenant together with the next installment.  Should Tenant fail to object in writing to Landlord's determination of Tenant's Share of Operating Expenses within 60 days following delivery of Landlord's Reconciliation Statement, Landlord's determination of Tenant's Share of Operating Expenses for the applicable Expense Recovery Period shall be conclusive and binding on Tenant for all purposes and any future claims by Tenant to the contrary shall be barred.

(d)           Even though this Lease has terminated and the Tenant has vacated the Premises, when the final determination is made of Tenant's Share of Operating Expenses for the Expense Recovery Period in which this Lease terminates, Tenant shall within 30 days of written notice pay the entire increase over the estimated Tenant's Share of Operating Expenses already paid.  Conversely, any overpayment by Tenant shall be rebated by Landlord to Tenant not later than 30 days after such final determination.  However, in lieu thereof, Landlord may deliver a reasonable estimate of the anticipated reconciliation amount to Tenant prior to the Expiration Date of the Term, in which event the appropriate party shall fund the amount by the Expiration Date.

(e)           If, at any time during any Expense Recovery Period, any one or more of the Operating Expenses are increased to a rate(s) or amount(s) in excess of the rate(s) or amount(s) used in calculating the estimated Tenant's Share of Operating Expenses for the year, then the estimate of Tenant's Share of Operating Expenses may be increased by written notice from Landlord for the month in which such rate(s) or amount(s) becomes effective and for all succeeding months by an amount equal to the estimated amount of Tenant's Share of the increase.  Landlord shall give Tenant written notice of the amount or estimated amount of the increase, the month in which the increase will become effective, Tenant’s Share thereof and the months for which the payments are due.  Tenant shall pay the increase to Landlord as part of the Tenant’s monthly payments of estimated expenses as provided in paragraph (b) above, commencing with the month in which effective.

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(f)           The term "Operating Expenses" shall mean and include all Project Costs, as defined in Section (g) below, and Property Taxes, as defined in Section (h) below.

(g)           The term "Project Costs" shall mean all expenses of operation, management, repair, replacement and maintenance of the Building and the Project, including without limitation all appurtenant Common Areas (as defined in Section 6.2 of the Lease), and shall include the following charges by way of illustration but not limitation:  water and sewer charges; insurance premiums, deductibles, or reasonable premium equivalents or deductible equivalents should Landlord elect to self insure any risk that Landlord is authorized to insure hereunder; license, permit, and inspection fees; light; power; window washing; trash pickup; janitorial services to any interior Common Areas; heating, ventilating and air conditioning; supplies; materials; equipment; tools; reasonable fees for consulting services; access control/security costs, inclusive of the reasonable cost of improvements made to enhance access control systems and procedures; establishment of reasonable reserves for replacement of the roof of the Building; costs incurred in connection with compliance with any laws or changes in laws applicable to the Building or the Project; the cost of any capital improvements or replacements (other than tenant improvements for specific tenants) to the extent of the amortized amount thereof over the useful life of such capital improvements or replacements (or, if such capital improvements or replacements are anticipated to achieve a cost savings as to the Operating Expenses, any shorter estimated period of time over which the cost of the capital improvements or replacements would be recovered from the estimated cost savings) calculated at a market cost of funds, all as determined by Landlord, for each year of useful life or shorter recovery period of such capital expenditure whether such capital expenditure occurs during or prior to the Term; costs associated with the maintenance of an air conditioning, heating and ventilation service agreement, and maintenance of any communications or networked data transmission equipment, conduit, cabling, wiring and related telecommunications facilitating automation and control systems, remote telecommunication or data transmission infrastructure within the Building and/or the Project, and any other maintenance, repair and replacement costs associated with such infrastructure; capital costs associated with a requirement related to demands on utilities by Project tenants, including without limitation the cost to obtain additional voice, data and modem connections; labor; reasonably allocated wages and salaries, fringe benefits, and payroll taxes for administrative and other personnel directly applicable to the Building and/or Project, including both Landlord's personnel and outside personnel; any expense incurred pursuant to Sections 6.1, 6.2, 7.2, 10.2, and Exhibits C and F of the Lease; and reasonable and market-competitive overhead and/or management fees for the professional operation of the Project.  It is understood and agreed that Project Costs may include competitive charges for direct services (including, without limitation, management and/or operations services) provided by any subsidiary, division or affiliate of Landlord.

 (h)           The term "Property Taxes" as used herein shall include any form of federal, state, county or local government or municipal taxes, fees, charges or other impositions of every kind (whether general, special, ordinary or extraordinary) related to the ownership, leasing or operation of the Premises, Building or Project, including without limitation, the following:  (i) all real estate taxes or personal property taxes levied against the Premises, the Building or Project, as such property taxes may be reassessed from time to time; and (ii) other taxes, charges and assessments which are levied with respect to this Lease or to the Building and/or the Project, and any improvements, fixtures and equipment and other property of Landlord located in the Building and/or the Project, (iii) all assessments and fees for public improvements, services, and facilities and impacts thereon, including without limitation arising out of any Community Facilities Districts, "Mello Roos" districts, similar assessment districts, and any traffic impact mitigation assessments or fees; (iv) any tax, surcharge or assessment which shall be levied in addition to or in lieu of real estate or personal property taxes, and (v) taxes based on the receipt of rent (including gross receipts or sales taxes applicable to the receipt of rent), and (vi) costs and expenses incurred in contesting the amount or validity of any Property Tax by appropriate proceedings.  Notwithstanding the foregoing, general net income or franchise taxes imposed against Landlord shall be excluded.

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EXHIBIT C

UTILITIES AND SERVICE

Tenant shall be responsible for and shall pay promptly, directly to the appropriate supplier, all charges for, telephone, telecommunications service, interior landscape maintenance and all other utilities, materials and services furnished directly to Tenant or the Premises or used by Tenant in, on or about the Premises during the Term, together with any taxes thereon.  Landlord shall make a reasonable determination of Tenant's proportionate share of the cost of electricity, water, gas, sewer, Premises janitorial service, refuse pickup and any other utilities and services that are not separately metered to the Premises and services, and Tenant shall pay such amount to Landlord, as an item of additional rent, within 10 days after delivery of Landlord's statement or invoice therefor.  Alternatively, Landlord may elect to include such cost in the definition of Project Costs in which event Tenant shall pay Tenant's proportionate share of such costs in the manner set forth in Section 4.2.  Tenant shall also pay to Landlord as an item of additional rent, within 10 days after delivery of Landlord’s statement or invoice therefor, Landlord’s “standard charges” (as hereinafter defined, which shall be in addition to the electricity charge paid to the utility provider) for “after hours” usage by Tenant of each HVAC unit servicing the Premises.  If the HVAC unit(s) servicing the Premises also serve other leased premises in the Building, “after hours” shall mean usage of said unit(s) before 6:00 A.M. or after 6:00 P.M. on Mondays through Fridays, before 9:00 A.M. or after 1:00 P.M. on Saturdays, and all day on Sundays and nationally-recognized holidays, subject to reasonable adjustment of said hours by Landlord.  If the HVAC unit(s) serve only the Premises, “after hours” shall mean more than 66 hours of usage during any week during the Term.  “After hours” usage shall be determined based upon the operation of the applicable HVAC unit during each of the foregoing periods on a “non-cumulative” basis (that is, without regard to Tenant’s usage or nonusage of other unit(s) serving the Premises, or of the applicable unit during other periods of the Term).  As used herein, “standard charges” shall mean $10.00 per hour for each hour of “after hours” use (in addition to the applicable electricity charges paid to the utility provider).

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EXHIBIT D

TENANT’S INSURANCE

The following requirements for Tenant’s insurance shall be in effect during the Term, and Tenant shall also cause any subtenant to comply with the requirements.  Landlord reserves the right to adopt reasonable nondiscriminatory modifications and additions to these requirements.

1.         Tenant shall maintain, at its sole cost and expense, during the entire Term:  (i) commercial general liability insurance with respect to the Premises and the operations of Tenant in, on or about the Premises, including but not limited to coverage for personal injury, contractual liability, independent contractors, broad form property damage, fire legal liability, products liability (if a product is manufactured within or sold from the Premises), and liquor law liability (if alcoholic beverages are sold, served or consumed within the Premises), which policy(ies) shall be written on an “occurrence” basis and for not less than $2,000,000 combined single limit per occurrence for bodily injury, death, and property damage liability; (ii) workers’ compensation insurance coverage as required by law, together with employers’ liability insurance coverage of at least $1,000,000 each accident and each disease; (iii) with respect to Alterations constructed by Tenant under this Lease, builder’s risk insurance, in an amount equal to the replacement cost of the work; and (iv) insurance against fire, vandalism, malicious mischief and such other additional perils as may be included in a standard “special form” policy, insuring all Alterations, trade fixtures, furnishings, equipment and items of personal property in the Premises, in an amount equal to not less than 90% of their replacement cost (with replacement cost endorsement), which policy shall also include business interruption coverage in an amount sufficient to cover 1 year of loss.  In no event shall the limits of any policy be considered as limiting the liability of Tenant under this Lease.

2.         All policies of insurance required to be carried by Tenant pursuant to this Exhibit D shall be written by insurance companies authorized to do business in the State of California and with a general policyholder rating of not less than “A-” and financial rating of not less than “VIII” in the most current Best’s Insurance Report.  The deductible or other retained limit under any policy carried by Tenant shall be commercially reasonable, and Tenant shall be responsible for payment of such deductible or retained limit with waiver of subrogation in favor of Landlord.  Any insurance required of Tenant may be furnished by Tenant under any blanket policy carried by it or under a separate policy.  A certificate of insurance, certifying that the policy has been issued, provides the coverage required by this Exhibit and contains the required provisions, together with endorsements acceptable to Landlord evidencing the waiver of subrogation and additional insured provisions required below, shall be delivered to Landlord prior to the date Tenant is given the right of possession of the Premises.  Proper evidence of the renewal of any insurance coverage shall also be delivered to Landlord not less than thirty (30) days prior to the expiration of the coverage.  In the event of a loss covered by any policy under which Landlord is an additional insured, Landlord shall be entitled to review a copy of such policy.

3.         Tenant’s commercial general liability insurance shall contain a provision that the policy shall be primary to and noncontributory with any policies carried by Landlord, together with a provision including Landlord and any other parties in interest designated by Landlord as additional insureds.  Tenant’s policies described in Subsections 1 (ii), (iii) and (iv) above shall each contain a waiver by the insurer of any right to subrogation against Landlord, its agents, employees, contractors and representatives.  Tenant also waives its right of recovery for any deductible or retained limit under same policies enumerated above.  All of Tenant’s policies shall contain a provision that the insurer will not cancel or change the coverage provided by the policy without first giving Landlord 30 days prior written notice.  Tenant shall also name Landlord as an additional insured on any excess or umbrella liability insurance policy carried by Tenant.

NOTICE TO TENANT:  IN ACCORDANCE WITH THE TERMS OF THIS LEASE, TENANT MUST PROVIDE EVIDENCE OF THE REQUIRED INSURANCE TO LANDLORD’S MANAGEMENT AGENT PRIOR TO BEING AFFORDED ACCESS TO THE PREMISES.

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EXHIBIT E

RULES AND REGULATIONS

The following Rules and Regulations shall be in effect at the Building.  Landlord reserves the right to adopt reasonable nondiscriminatory modifications and additions at any time.  In the case of any conflict between these regulations and the Lease, the Lease shall be controlling.

1.         The sidewalks, halls, passages, elevators, stairways, and other common areas shall not be obstructed by Tenant or used by it for storage, for depositing items, or for any purpose other than for ingress to and egress from the Premises.  Should Tenant have access to any balcony or patio area, Tenant shall not place any furniture other personal property in such area without the prior written approval of Landlord.

2.         Neither Tenant nor any employee or contractor of Tenant shall go upon the roof of the Building without the prior written consent of Landlord.

3.         Tenant shall, at its expense, be required to utilize the third party contractor designated by Landlord for the Building to provide any telephone wiring services from the minimum point of entry of the telephone cable in the Building to the Premises.

4.         No antenna or satellite dish shall be installed by Tenant without the prior written agreement of Landlord.

5.         The sashes, sash doors, windows, glass lights, solar film and/or screen, and any lights or skylights that reflect or admit light into the halls or other places of the Building shall not be covered or obstructed.  If Landlord, by a notice in writing to Tenant, shall object to any curtain, blind, tinting, shade or screen attached to, or hung in, or used in connection with, any window or door of the Premises, the use of that curtain, blind, tinting, shade or screen shall be immediately discontinued and removed by Tenant.  No awnings shall be permitted on any part of the Premises.

6.         The installation and location of any unusually heavy equipment in the Premises, including without limitation file storage units, safes and electronic data processing equipment, shall require the prior written approval of Landlord.  The moving of large or heavy objects shall occur only between those hours as may be designated by, and only upon previous notice to, Landlord.  No freight, furniture or bulky matter of any description shall be received into or moved out of the lobby of the Building or carried in any elevator other than the freight elevator (if available) designated by Landlord unless approved in writing by Landlord.

7.         Any pipes or tubing used by Tenant to transmit water to an appliance or device in the Premises must be made of copper or stainless steel, and in no event shall plastic tubing be used for that purpose.

8.         Tenant shall not place any lock(s) on any door in the Premises or Building without Landlord’s prior written consent, which consent shall not be unreasonably withheld.  Upon the termination of its tenancy, Tenant shall deliver to Landlord all the keys to offices, rooms and toilet rooms and all access cards which shall have been furnished to Tenant or which Tenant shall have had made.

9.         Tenant shall not install equipment requiring electrical or air conditioning service in excess of that to be provided by Landlord under the Lease without prior written approval from Landlord.

10.         Tenant shall not use space heaters within the Premises.

11.         Tenant shall not do or permit anything to be done in the Premises, or bring or keep anything in the Premises, which shall in any way increase the insurance on the Building, or on the property kept in the Building, or interfere with the rights of other tenants, or conflict with any government rule or regulation.

12.         Tenant shall not use or keep any foul or noxious gas or substance in the Premises.

13.         Tenant shall not permit the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business with other tenants.

14.         Tenant shall not permit any animals or birds be kept by Tenant in or about the Building.

15.         Neither Tenant nor its employees, agents, contractors, invitees or licensees shall bring any firearm, whether loaded or unloaded, into the Project at any time.

16.         Smoking anywhere within the Premises or Building is strictly prohibited, and Landlord may enforce such prohibition pursuant to Landlord’s leasehold remedies.  Smoking is permitted outside the Building and within the project only in areas designated by Landlord.

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17.         Tenant shall not install an aquarium of any size in the Premises unless otherwise approved by Landlord.

18.         Tenant shall not utilize any name selected by Landlord from time to time for the Building and/or the Project as any part of Tenant’s corporate or trade name.  Landlord shall have the right to change the name, number or designation of the Building or Project without liability to Tenant. Tenant shall not use any picture of the Building in its advertising, stationery or in any other manner.

19.         Tenant shall, upon request by Landlord, supply Landlord with the names and telephone numbers of personnel designated by Tenant to be contacted on an after-hours basis should circumstances warrant.

20.         Landlord may from time to time grant tenants individual and temporary variances from these Rules, provided that any variance does not have a material adverse effect on the use and enjoyment of the Premises by Tenant.

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EXHIBIT F

PARKING

Tenant shall be entitled to the number of vehicle parking spaces set forth in Item 11 of the Basic Lease Provisions, which spaces shall be unreserved and unassigned, on those portions of the Common Areas designated by Landlord for parking.  Tenant shall not use more parking spaces than such number.  All parking spaces shall be used only for parking of vehicles no larger than full size passenger automobiles, sport utility vehicles or pickup trucks.  Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities.  If Tenant permits or allows any of the prohibited activities described above, then Landlord shall have the right, without notice, in addition to such other rights and remedies that Landlord may have, to remove or tow away the vehicle involved and charge the costs to Tenant.  Parking within the Common Areas shall be limited to striped parking stalls, and no parking shall be permitted in any driveways, access ways or in any area which would prohibit or impede the free flow of traffic within the Common Areas.  There shall be no parking of any vehicles for longer than a forty-eight (48) hour period unless otherwise authorized by Landlord, and vehicles which have been abandoned or parked in violation of the terms hereof may be towed away at the owner's expense.  Nothing contained in this Lease shall be deemed to create liability upon Landlord for any damage to motor vehicles of visitors or employees, for any loss of property from within those motor vehicles, or for any injury to Tenant, its visitors or employees, unless ultimately determined to be caused by the sole negligence or willful misconduct of Landlord.  Landlord shall have the right to establish, and from time to time amend, and to enforce against all users all reasonable rules and regulations (including the designation of areas for employee parking) that Landlord may deem necessary and advisable for the proper and efficient operation and maintenance of parking within the Common Areas.  Landlord shall have the right to construct, maintain and operate lighting facilities within the parking areas; to change the area, level, location and arrangement of the parking areas and improvements therein; to restrict parking by tenants, their officers, agents and employees to employee parking areas; to enforce parking charges (by operation of meters or otherwise); and to do and perform such other acts in and to the parking areas and improvements therein as, in the use of good business judgment, Landlord shall determine to be advisable.  Any person using the parking area shall observe all directional signs and arrows and any posted speed limits.  In no event shall Tenant interfere with the use and enjoyment of the parking area by other tenants of the Project or their employees or invitees.  Parking areas shall be used only for parking vehicles.  Washing, waxing, cleaning or servicing of vehicles, or the storage of vehicles for longer than 48-hours, is prohibited unless otherwise authorized by Landlord.  Tenant shall be liable for any damage to the parking areas caused by Tenant or Tenant's employees, suppliers, shippers, customers or invitees, including without limitation damage from excess oil leakage.  Tenant shall have no right to install any fixtures, equipment or personal property in the parking areas.

In addition to the vehicle parking spaces allocated to Tenant in Item 11 of the Basic Lease Provisions, Landlord agrees that, subject to their month-to-month availability as determined by Landlord, Tenant may license the use of up to an 6 unreserved spaces (“Additional Parking”) at no additional rent payable by Tenant.  The Additional Parking shall be subject to availability in Landlord’s sole and absolute discretion, and Landlord reserves the right to designate the location (or locations) for the Additional Parking, from time to time, by notice to Tenant.  The Additional Parking shall be subject to all of the provisions of this Exhibit F.  The rights to the Additional Parking herein granted are personal to Tenant, and any attempt by Tenant to assign or transfer any right to the Additional Parking herein provided shall be void from its inception.

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EXHIBIT G

SPECIAL PROVISIONS

1. FITNESS CENTER.  Landlord currently provides a fitness center in the building located at 47 Discovery, Irvine, California (the “Fitness Center”).  Provided: (a) Tenant is not in Default under any provision of this Lease, and (b) Tenant’s employees execute Landlord’s standard waiver of liability form, then Tenant’s employees (the “Fitness Center Users”) shall be entitled to use the Fitness Center on the terms and conditions herein provided.  No separate charges shall be assessed to Fitness Center Users for the use of the Fitness Center (with the exception of towel/laundry fees) during the initial Term of this Lease, provided, however, that the costs of operating, maintaining and repairing the Fitness Center shall be included as part of Operating Expenses.   The use of the Fitness Center by the Fitness Center Users shall be subject to the reasonable rules and regulations (including rules regarding hours of use) established from time to time by Landlord.  Landlord and Tenant acknowledge that the use of the Fitness Center by the Fitness Center Users shall be at their own risk and that the terms and provisions of Section 10.2 of the Lease and shall apply to Tenant and the Fitness Center User’s use of the Fitness Center.  Tenant acknowledges that the provisions of this Section shall not be deemed to be a representation by Landlord that Landlord shall continuously maintain the Fitness Center (or any other fitness facility) throughout the Term of this Lease, and Landlord shall have the right, at Landlord’s sole discretion, to expand, contract, eliminate or otherwise modify the Fitness Center. No expansion, contraction, elimination or modification of the Fitness Center, and no termination of Tenant’s or the Fitness Center Users’ rights to the Fitness Center shall entitle Tenant to an abatement or reduction in Basic Rent constitute a constructive eviction, or result in an event of default by Landlord under this Lease. Tenant hereby voluntarily releases, discharges, waives and relinquishes any and all actions or causes of action for personal injury or property damage occurring to Tenant or its employees or agents arising as a result of the use of the Fitness Center, or any activities incidental thereto, wherever or however the same may occur, and further agrees that Tenant will not prosecute any claim for personal injury or property damage against Landlord or any of its officers, agents, servants or employees for any said causes of action.  It is the intention of Tenant with respect to the Fitness Center to exempt and relieve Landlord from liability for personal injury or property damage caused by negligence.  Tenant’s right to use the Fitness Center shall belong solely to Tenant and may not be transferred or assigned without Landlord’s prior written consent, which may be withheld by Landlord in Landlord’s sole discretion

2. MEETING ROOM.  Landlord currently provides a meeting room (the “Meeting Room”) in a building located at 49 Discovery, Irvine, California, which is capable of accommodating groups of people for use by Building tenants (including Tenant) on a reserved basis.  Tenant shall, subject to availability, have the use of the Meeting Room subject to Landlord’s procedures and charges.   The use of the Common Area Meeting Room shall be subject to the reasonable rules and regulations (including rules regarding hours of use and priorities for the tenants of the particular building in which a Common Area Meeting Room is located, set up and clean up charges, etc.) established from time to time by Landlord for the Common Area Meeting Room.  Landlord and Tenant acknowledge that the terms and provisions of Section 10.3 (Tenant’s Indemnity) of the Lease shall apply to Tenant’s use of the Meeting Room.  Further, Landlord shall have no liability whatsoever with respect to the existence, condition or availability of the Common Area Meeting Room nor shall Landlord have any obligation whatsoever to enforce or make reservations thereof, and Tenant hereby expressly waives all claims against Landlord with respect to the same. No expansion, contraction, elimination, unavailability or modification of the Meeting Room, and no termination of or interference with Tenant’s rights to the Meeting Room, shall entitle Tenant to an abatement or reduction in rent or constitute a constructive eviction or an event of default by Landlord under this Lease. Tenant’s right to use the Meeting Room shall belong solely to Tenant and may not be transferred or assigned without Landlord’s prior written consent, which may be withheld by Landlord in Landlord’s sole discretion

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EXHIBIT H

LANDLORD’S DISCLOSURES

SPECTRUM

The capitalized terms used and not otherwise defined in this Exhibit shall have the same definitions as set forth in the Lease.  The provisions of this Exhibit shall supersede any inconsistent or conflicting provisions of the Lease.

1.       Landlord has been informed that the El Toro Marine Corps Air Station (MCAS) has been listed as a Federal Superfund site as a result of chemical releases occurring over many years of occupancy.  Various chemicals including jet fuel, motor oil and solvents have been discharged in several areas throughout the MCAS site.  A regional study conducted by the Orange County Water District has estimated that groundwaters beneath more than 2,900 acres have been impacted by Trichloroethlene (TCE), an industrial solvent.  There is a potential that this substance may have migrated into the ground water underlying the Premises.  The U.S. Environmental Protection Agency, the Santa Ana Region Quality Control Board, and the Orange County Health Care Agency are overseeing the investigation/cleanup of this contamination.  To the Landlord's current actual knowledge, the ground water in this area is used for irrigation purposes only, and there is no practical impediment to the use or occupancy of the Premises due to the El Toro discharges.

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EXHIBIT X

WORK LETTER

BUILD TO SUIT
(Turn-key)

The tenant improvement work (the “Tenant Improvements” and the “Tenant Improvement Work”) shall consist of the work, including work in place as of the date hereof, required to complete the improvements to the Premises as shown in the space plan (the “Plan”) prepared by Interior Architects, dated August 6, 2013, and the cost estimate (the “Cost Estimate”) prepared by Landlord, dated August 9, 2013.  A copy of the Plan is attached as Exhibit X-1 to this Work Letter.  The Tenant Improvement Work shall be performed by a contractor selected by Landlord and in accordance with the requirements and procedures set forth below.

I.           ARCHITECTURAL AND CONSTRUCTION PROCEDURES.

A.           Landlord shall cause its contractor to construct the Tenant Improvements at Landlord’s sole cost and expense, provided that any additional cost resulting from “Changes” (as hereinafter defined) requested by Tenant shall be borne solely by Tenant and paid to Landlord as hereinafter provided.  Unless otherwise specified in the Plan or Cost Estimate, all materials, specifications and finishes utilized in constructing the Tenant Improvements shall be Landlord's building standard tenant improvements, materials and specifications for the Project as set forth in Schedule I attached hereto (“Standard Improvements”), except for those additions or variations to Building Standard Improvements expressly approved by Landlord and noted on the Plan (any such addition or variation from the Standard Improvements shall be referred to herein as a “Non-Standard Improvement”).  Should Landlord submit any additional plans, equipment specification sheets, or other matters to Tenant for approval or completion in connection with the Tenant Improvement Work, Tenant shall respond in writing, as appropriate, within 5 days unless a shorter period is provided herein.  Tenant shall not unreasonably withhold its approval of any matter, and any disapproval shall be limited to items not previously approved by Tenant in the Plan or otherwise.

B.           In the event that Tenant requests in writing a revision to the Plan (“Change”), and Landlord so approves such Change as provided in the Section next below, Landlord shall advise Tenant by written change order as soon as is practical of any increase in the cost to complete the Tenant Improvement Work that such Change would cause.  Such cost shall include an administrative/supervision fee to be paid to Landlord or to Landlord’s management agent in the amount of 3% of the cost of such Change.  Tenant shall approve or disapprove such change order, if any, in writing within 2 days following Tenant's receipt of such change order.  If Tenant approves any such change order, Landlord, at its election, may either (i) require as a condition to the effectiveness of such change order that Tenant pay the increase in the cost attributable to such change order concurrently with delivery of Tenant’s approval of the change order, or (ii) defer Tenant’s payment of such increase until the date 10 days after delivery of invoices for same, provided however, that the increase in cost must in any event be paid in full prior to Tenant’s commencing occupancy of the Premises.  If Tenant disapproves any such change order, Tenant shall nonetheless be responsible for the reasonable architectural and/or planning fees incurred in preparing such change order.  Landlord shall have no obligation to interrupt or modify the Tenant Improvement Work pending Tenant's approval of a change order, but if Tenant fails to timely approve a change order, Landlord may (but shall not be required to) suspend the applicable Tenant Improvement Work, in which event any related critical path delays because of such suspension shall constitute Tenant Delays hereunder.

C.           Landlord agrees that it shall not unreasonably withhold its consent to Tenant's requested Changes,  provided that such consent may be withheld in all events if the requested Change (i) is of a lesser quality than the Tenant Improvements previously approved by Landlord, (ii) fails to conform to applicable governmental requirements, (iii) would result in the Premises requiring building services beyond the level normally provided to other tenants, (iv) would delay construction of the Tenant Improvements and Tenant declines to accept such delay in writing as a Tenant Delay, (v) interferes in any manner with the proper functioning of, or Landlord’s access to, any mechanical, electrical, plumbing or HVAC systems, facilities or equipment in or serving the Building,  or (vi) would have an adverse aesthetic impact to the Premises or would cause additional expenses to Landlord in reletting the Premises.

D.           Notwithstanding any provision in the Lease to the contrary, and not by way of limitation of any other rights or remedies of Landlord, if Tenant fails to comply with any of the time periods specified in this Work Letter, fails otherwise to approve or reasonably disapprove any submittal within the time period specified herein for such response (or if no time period is so specified, within 5 days following Tenant's receipt thereof), requests any Changes, furnishes inaccurate or erroneous specifications or other information, or otherwise delays in any manner the completion of the Tenant Improvements (including without limitation by specifying materials that are not readily available) or the issuance of an occupancy certificate (any of the foregoing being referred to in this Lease as a "Tenant Delay"), then Tenant shall bear any resulting additional construction cost or other expenses, and the Commencement Date of this Lease shall be deemed to have occurred for all purposes, including without limitation Tenant's obligation to pay rent, as of the date Landlord reasonably determines that it would have been able to deliver the Premises to Tenant but for the collective Tenant Delays.  Should Landlord determine that the Commencement Date should be advanced in accordance with the foregoing, it shall so notify Tenant in writing.  Landlord's determination shall be conclusive unless Tenant notifies Landlord in writing, within 5 days thereafter, of Tenant's election to contest same by arbitration pursuant to the provisions of Section III below.  Pending the outcome of such arbitration proceedings, Tenant shall make timely payment of all rent due under this Lease based upon the Commencement Date set forth in the aforesaid notice from Landlord.

E.           All Standard Tenant Improvements and Non-Standard Improvements shall become the property of Landlord and shall be surrendered with the Premises at the end of the Term; except that Landlord may, by notice to Tenant given either prior to or following the expiration or termination of the Lease, require Tenant either (i) to remove all or any of the Non-Standard Improvements, any “Alternates” in the Plan which are elected by Tenant, and all or any of the Tenant Improvements approved by way of a Change requested by Tenant, to repair any damage to the Premises or the Common Area arising from such removal, and to replace any such Non-Standard Improvements with the applicable Building Standard Improvements, or (ii) to reimburse Landlord for the reasonable cost of such removal, repair and replacement upon demand.  Any such removals, repairs and replacements by Tenant shall be completed by the Expiration Date, or sooner termination of this Lease, or within 10 days following notice to Tenant if such notice is given following the Expiration Date or sooner termination.

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F.           Landlord shall permit Tenant and its agents to enter the Premises not sooner than 3 weeks prior to the Commencement Date of the Lease in order that Tenant may install fixtures, furniture and cabling through Tenant’s own contractors prior to the Commencement Date.  Any such work shall be subject to Landlord's prior written approval, and shall be performed in a manner and upon terms and conditions and at times satisfactory to Landlord's representative.  The foregoing license to enter the Premises prior to the Commencement Date is, however, conditioned upon Tenant's contractors and their subcontractors and employees working in harmony and not interfering with the work being performed by Landlord.  If at any time that entry shall cause disharmony or interfere with the work being performed by Landlord, this license may be withdrawn by Landlord upon 24 hours written notice to Tenant.  That license is further conditioned upon the compliance by Tenant's contractors with all requirements imposed by Landlord on third party contractors, including without limitation the maintenance by Tenant and its contractors and subcontractors of workers' compensation and public liability and property damage insurance in amounts and with companies and on forms satisfactory to Landlord, with certificates of such insurance being furnished to Landlord prior to proceeding with any such entry.  The entry shall be deemed to be under all of the provisions of the Lease except as to the covenants to pay rent.  Landlord shall not be liable in any way for any personal injury, and/or loss or damage of property which may occur in connection with such entry by Tenant or in connection with such work being performed by Tenant, the same being solely at Tenant's risk.  In no event shall the failure of Tenant's contractors to complete any work in the Premises extend the Commencement Date of this Lease.

G.           Tenant hereby designates Brian Stewart (Tenant’s Construction Representative”), Telephone No. (____) _________, as its representative, agent and attorney-in-fact for all matters related to the Tenant Improvement Work, including but not by way of limitation, for purposes of receiving notices, approving submittals and issuing requests for Changes, and Landlord shall be entitled to rely upon authorizations and directives of such person(s) as if given directly by Tenant.  The foregoing authorization is intended to provide assurance to Landlord that it may rely upon the directives and decision making of the Tenant’s Construction Representative with respect to the Tenant Improvement Work and is not intended to limit or reduce Landlord’s right to reasonably rely upon any decisions or directives given by other officers or representatives of Tenant.   Tenant may amend the designation of its Tenant’s Construction Representative(s) at any time upon delivery of written notice to Landlord.

II.           DISPUTE RESOLUTION

A.           All claims or disputes between Landlord and Tenant arising out of, or relating to, this Work Letter shall be decided by the JAMS/ENDISPUTE (“JAMS”), or its successor, with such arbitration to be held in Orange County, California, unless the parties mutually agree otherwise.  Within 10 business days following submission to JAMS, JAMS shall designate three arbitrators and each party may, within 5 business days thereafter, veto one of the three persons so designated.  If two different designated arbitrators have been vetoed, the third arbitrator shall hear and decide the matter. If less than 2 arbitrators are timely vetoed, JAMS shall select a single arbitrator from the non-vetoed arbitrators originally designated by JAMS, who shall hear and decide the matter.  Any arbitration pursuant to this section shall be decided within 30 days of submission to JAMS.  The decision of the arbitrator shall be final and binding on the parties.  All costs associated with the arbitration shall be awarded to the prevailing party as determined by the arbitrator.

B.           Notice of the demand for arbitration by either party to the Work Letter shall be filed in writing with the other party to the Work Letter and with JAMS and shall be made within a reasonable time after the dispute has arisen.  The award rendered by the arbitrator shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.  Except by written consent of the person or entity sought to be joined, no arbitration arising out of or relating to this Work Letter shall include, by consolidation, joinder or in any other manner, any person or entity not a party to the Work Letter unless (1) such person or entity is substantially involved in a common question of fact or law, (2) the presence of such person or entity is required if complete relief is to be accorded in the arbitration, or (3) the interest or responsibility of such person or entity in the matter is not insubstantial.

C.           The agreement herein among the parties to arbitrate shall be specifically enforceable under prevailing law.  The agreement to arbitrate hereunder shall apply only to disputes arising out of, or relating to, this Work Letter, and shall not apply to other matters of dispute under the Lease except as may be expressly provided in the Lease.

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EXHIBIT X-1

SPACE PLAN

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Tenant Improvement / Interior Construction Outline Specifications (By Tenant/Tenant Allowance)

Tenant Standard General Office:	CARPET Direct glue, from one of the following options: Designweave - Z6354 Tempest Esq.: a) 553 Steel Wool b) 773 Melba Toast c) 575 Silver Smoke d) 535 Dolphin e) 454 Denim	Designweave – Z6356 Techno: a) 336 Lido b) 252 Topaz c) 518 Night Sky d) 997 Silver Plum e) 496 Galactic

VINYL COMPOSITION TILE (VCT)
12x12 VCT Armstrong Standard Excelon, from the following options:
a)51803 Pearl Whitec)51908 Pewter
b)51899 Cool Whited)51899 Cool White

PAINT / WALLS
5/8” gypsum drywall on 2-1/2” x 25 ga. metal studs, floor to ceiling construction, no walls shall penetrate the grid unless required by code.  All walls shall be straight, and parallel to building perimeter walls. All offices and rooms shall be constructed of a standard size and tangent to a building shell or core wall.  Paint finish, one standard color to be Benjamin Moore AC-40, Glacier White, flat finish.

BASE
2-1/2”Burke rubber base color: Pearl 137P, straight at cut pile carpet, coved at resilient flooring and loop carpet.

RUBBER TRANSITION STRIP
Transition strip between carpet and resilient flooring to be Burke #150, color: to match adjacent V.C.T.

PLASTIC LAMINATE
Plastic laminate color at millwork to be Nevamar “Smoky White”, Textured #S-7-27T.

CEILING 2x4 USG Radar Illusions #2842 grid and scored tile on 9/16” T-bar grid. Continuous grid throughout.
PERIMETER WALLS Furring, 25 ga. metal studs with 5/8” gypsum drywall, with batt insulation.
LIGHTING 2X4 fluorescent, 3-lamp energy saving ballast, 18-cell parabolic lens fixture.
DOORS 1-3/4” solid core, 3’’-0” x 8’-10”, plain sliced white oak, Western Integrated clear anodized aluminum frames, Schlage “D” series “Sparta” latchset hardware, dull chrome finish.

OFFICE SIDELITES
All interior offices to have sidelite glazing adjacent to office entry door. 2’ wide x door height, Western Integrated clear anodized aluminum frame integral to door frame with clear tempered glass.

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Schedule I

Tenant Improvement / Interior Construction Outline Specifications (Continued)
Tenant Standard General Office (continued):	WINDOW COVERINGS Vertical blinds: Mariak Industries PVC blinds at building perimeter windows, Model M-3000, Color: Light Grey.
Tenant Standard Mechanical:
HVAC
Interior and Exterior zone VAV boxes shall be connected to the main supply air loop.  Exterior zone VAV boxes shall be provided with single-row hot water reheat coil.

Air distribution downstream of VAV boxes shall be provided complete with ductwork, 2’x2’ perforated face ceiling diffusers, 2’x2’ perforated return air grilles and air balance.

Pneumatic thermostats with blank white cover shall be provided for each zone.  Thermostats shall be located adjacent to light switch at 48” above finished floor.

Exterior corner spaces with more than one exposure shall be provided with a separate zone.

Conference Room (or Training Room) 20’x13’ or larger shall be provided with a separate zone.

Exterior zone shall be limited to a single exposure and a maximum of 750 to 1000 square feet.

Interior zone shall be limited to a maximum of 2000 square feet.

FIRE PROTECTION Pendant satin chrome plated, recessed heads, adjustable canopies, minimum K factor to be 5.62, located at center of scored ceiling tile. Ceiling drops from shell supply loop.
Tenant Standard Electrical:
ELECTRICAL SYSTEM
277/480 volt, three phase, four wire metered distribution section added to main service at Main Electrical Room.

Electrical tenant distribution capacity suitable for 22 watts per s.f. to accommodate HVAC, lighting, data processing, computer loads and convenience outlets.

Tenant Electrical Room, located within the lease space, to include 270/480 volt and 120/208 volt panels, transformer, lighting control panel, as required.

LIGHTING
Double switch per Title 24, paired in double gang box, Leviton “Decora” white plastic coverplate, 42” AFF to switch centerline.  Provide occupancy sensors as required by code.  2x4 fluorescent light fixtures, 3-lamp energy saving ballast, 18-cell parabolic lens fixture based upon one (1) fixture per 80 square feet.

Exit signs:  Internally illuminated, white sign face with green text.

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Tenant Improvement / Interior Construction Outline Specifications (Continued)
Tenant Standard Electrical (continued):
OUTLETS
Power: 15-amp 125-volt specification grade duplex receptacle mounted vertically, 18” AFF to centerline, white plastic coverplate.  Feeds to systems furniture by Tenant to be via walls, furred columns or ceiling J-box.  Power poles and furniture by Tenant.  Ratio of one (1) feed per eight (8) workstations. Assumes four (4) circuits, eight (8) wire configuration of systems furniture.

Telephone/Data: Single gang box with mud ring and pull string, mounted vertically, 18” AFF to centerline, Cover plate by telephone and/or cabling company.  Teflon cable by tenant.

One (1) empty 2” conduit to be routed from Tenant’s Server Room, 4x8 backboard to building main telephone backboard.

Tenant Standard Warehouse/Shipping and Receiving:	FLOORS Sealed concrete.
WALLS 5/8” gypsum wallboard standard partition. Paint to match Benjamin Moore AC-40 Glacier White; rated partition at occupancy separation as required by code.
CEILING Exposed structure, non-painted.
WINDOWS None
ACCESS 7’-6” H x 7’-6” W glazed service doors. Glazing is bronze reflective glass.
HVAC None

PLUMBING
Single accommodation restroom, if required.

Sheet vinyl flooring to be Armstrong Classic Corlon “Seagate” #86526 Oyster, with Smooth White FRP panel wainscot to 48” high.  Painted walls and ceiling to be Benjamin Moore AC-40 Glacier White, semi-gloss finish.

LIGHTING Chain hung florescent strip fixtures.
OTHER ELECTRICAL Convenience outlets; surface mounted at exposed concrete walls.
SECURITY Lockable doors.

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EXHIBIT Y

Discovery Business Center

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